Exhibit 2.2

C L I F F O R D C H A N C E	CLIFFORD CHANCE LLP

CONFORMED COPY

SYNGENTA FINANCE N.V. SYNGENTA FINANCE AG (as Issuers) SYNGENTA AG (as Guarantor) BNY CORPORATE TRUSTEE SERVICES LIMITED (as Trustee) U.S.$3,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

AMENDED AND RESTATED TRUST DEED

30 September 2008

CONTENTS
Clause	Page

1.	Definitions and Interpretation		1

2.	Amount and Issue of the Notes		9

3.	Covenant to Repay		10

4.	The Notes		12

5.	Guarantee and Indemnity		14

6.	Covenant to comply with the Trust Deed		16

7.	Covenants by the Issuers and the Guarantor		17

8.	Amendments and Substitution		20

9.	Enforcement		25

10.	Application of Moneys		26

11.	Terms of Appointment		28

12.	Costs and Expenses		35

13.	Appointment and Retirement		38

14.	Notices		40

15.	Law and Jurisdiction		41

16.	Severability		42

17.	Contracts (Rights of Third Parties) Act 1999		43

18.	Counterparts		43

SCHEDULE 1		Terms And Conditions Of The Notes	44

SCHEDULE 2			64
	Part A	Form of Temporary Global Note	64
	Part B	Form of Permanent Global Note	76
	Part C	Form of Definitive Note	85
	Part D	Form of Coupon	89
	Part E	Form of Talon	91
	Part F	Form of Global Note for Swiss Franc Notes	92
	Part G	Form of Definitive Note for Swiss Franc Notes	96
	Part H	Form of Coupon for Swiss Franc Notes	99
	Part I	Signature Specimen for Swiss Franc Notes	101

SCHEDULE 3		Provisions For Meetings Of Noteholders	102

THIS AMENDED AND RESTATED TRUST DEED is made on 30 September 2008.

BETWEEN

(1)
SYNGENTA FINANCE N.V., a public limited company registered with the trade register of the Chamber of Commerce for Noordwest-Holland under number 37131823 and having its corporate seat in Amsterdam and its registered office at Westeinde 62, 1601 BK Enkhuizen, The Netherlands ("Syngenta Netherlands");

(2)
SYNGENTA FINANCE AG, a stock corporation with limited liability registered with the commercial register of the City of Basel, Switzerland under number CH-270.3.013.761-2 and having its registered office in Schwarzwaldallee 215, 4058 Basel, Switzerland ("Syngenta Switzerland" and together with Syngenta Netherlands, the "Issuers" and each an "Issuer");

(3)
SYNGENTA AG, a public company incorporated in Switzerland with registered number CH-170.3.023.349-3, having its registered office at Schwarzwaldallee 215, 4058 Basel, Switzerland (the "Guarantor"); and

(4)
BNY CORPORATE TRUSTEE SERVICES LIMITED (formerly J.P. Morgan Corporate Trustee Services Limited) (the "Trustee", which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)
The Issuers and the Guarantor have authorised the establishment of a U.S.$3,000,000,000 Euro Medium Term Note Programme pursuant to which the Issuers may issue from time to time Notes as set out herein (the "Programme") and in connection with which Programme the Issuers entered into a trust deed dated 24 July 2007 (the "Existing Trust Deed").  Notes up to a maximum nominal amount from time to time outstanding of U.S.$3,000,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the "Programme Limit") may be issued pursuant to the said Programme.

(B)	The Guarantor has authorised the giving of its guarantee in relation to all Notes to be issued under the Programme.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

"Agents" means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Calculation Agent or any of them;

"Appointee" means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

"Authorised Signatory" means:

(a)
in relation to the Issuers, any Director of the relevant Issuer or any other person or persons notified to the Trustee by any two Directors of the relevant Issuer as being an Authorised Signatory pursuant to Clause 7.1.15 (Authorised Signatories); and

(b)
in relation to the Guarantor, any Director of the Guarantor or any other person or persons notified to the Trustee by any two Directors of the Guarantor or any two signatories entered on the commercial register of the Guarantor as being an Authorised Signatory pursuant to Clause 7.1.15 (Authorised Signatories).

"Calculation Agent" has the meaning ascribed thereto in the Conditions;

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme;

"Conditions" means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 (Terms and Conditions of the Notes) or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to such Series and includes any Special Conditions, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;

"Contractual Currency" means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 12.1 (Remuneration), pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time;

"Couponholder" means the holder of a Coupon;

"Coupons" means any bearer interest coupons in or substantially in the form set out in Part D of Schedule 2 (Form of Coupon) appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 15 (Replacement of Notes and Coupons) and, where the context permits, the Talons appertaining to the Notes of each Series;

"Dealer Agreement" means the agreement between the Issuers and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

"Dealers" means any person appointed as a Dealer by the Dealer Agreement and any other person which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by such Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by such Issuer in accordance with the provisions of the Dealer Agreement and references to the "relevant Dealer(s)" mean, in relation to any Note, the Dealer(s) with whom the relevant Issuer has agreed the issue and purchase of such Note;

"Director" means any Director of the relevant Issuer (or Guarantor, as applicable) from time to time;

"Euroclear" means Euroclear Bank SA/NV;

"Event of Default" means any one of the circumstances described in Condition 13 (Events of Default) but (in the case of any of the events described in Conditions 13(b), 13(c), 13(d), 13(e), 13(f) and 13(h)(ii) thereof in relation to the relevant Issuer or the Guarantor) only if such event is, pursuant to the provisions of Condition 13 (Events of Default), certified by the Trustee to be materially prejudicial to the interests of holders of the Notes of the relevant Series;

"Extraordinary Resolution" has the meaning set out in Schedule 3 (Provisions for Meetings of Noteholders);

"Final Terms" has the meaning ascribed to it in the Dealer Agreement;

"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

"Global Note" means, in relation to any Series, any Temporary Global Note and/or Permanent Global Note issued pursuant to Clause 4.1 (Global Notes);

"Holding Company" means a "holding company" of another company if it:

(a)	holds a majority of the voting rights in that other company, or

(b)	is a member of that other company and has the right to appoint or remove a majority of that other company's board of directors, or

(c)	is a member of that other company and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in that other company,

or if it is a holding company of a company which is itself a holding company of that other company;

"Issue Date" means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the relevant Issuer, the Guarantor and the relevant Dealer(s);

"Interest Commencement Date" has the meaning ascribed thereto in the Conditions;

"Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Noteholder" and (in relation to a Note) "holder" means the bearer of a Note;

"Notes" means the bearer notes of each Series constituted by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 15 (Replacement of Notes and Coupons) and (except for the purposes of Clause 4.1 (Global Notes) and 4.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

"outstanding" means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)
those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 20 (Notices) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 10 (Redemption and Purchase) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 14 (Prescription);

(e)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 15 (Replacement of Notes and Coupons); and

(f)
(for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 15 (Replacement of Notes and Coupons);

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of Notes of any Series;

(ii)
the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 9.1 (Legal Proceedings) and 8.1 (Waiver), Condition 13 (Events of Default) and 17 (Meetings of Noteholders; Modification and Waiver; Substitution) and Schedule 3 (Provisions For Meetings of Noteholders); and

(iii)
any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the relevant Issuer, the Guarantor, or any Subsidiary of either) for the benefit of the relevant Issuer, the Guarantor, or any Subsidiary of either shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agency Agreement" means, in relation to the Notes of any Series, the agreement appointing the initial Paying Agents and the Calculation Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor calculation agent in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

"Paying Agents" means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective Specified Offices including, in relation to any Swiss Franc Notes, the institution(s) appointed as the Swiss Paying Agents as specified in the Final Terms;

"Permanent Global Note" means, in relation to the Notes of any Series (other than Swiss Franc Notes), a Global Note to be issued pursuant to Clause 4.1 (Global Notes)

in the form or substantially in the form set out in Part B of Schedule 2 (Form of Permanent Global Note);

"Potential Event of Default" means an event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 13 (Events of Default), become an Event of Default;

"Principal Paying Agent" means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Paying Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office including, in relation to any Swiss Franc Notes, the institution appointed as the Swiss Principal Paying Agent as specified in the Final Terms;

"Relevant Date" has the meaning ascribed to it in the Conditions;

"repay" includes "redeem" and vice versa and "repaid", "repayable", "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;

"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

"SIS" means SIS SegaInterSettle AG, Olten, Switzerland;

"Special Conditions" means, in relation to any Series of Notes, any provision of the Conditions applicable thereto which does not appear in the form set out in Schedule 1 (Terms and Conditions of the Notes);

"Specified Office" means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Paying Agency Agreement;

"Subsidiary" means a subsidiary or subsidiary undertaking of the relevant Issuer or the Guarantor whose affairs are for the time being required to be fully consolidated in the consolidated accounts of such Issuer or the Guarantor (as the case may be);

"Successor" means, in relation to the Paying Agents or Calculation Agent, such other or further person as may from time to time be appointed pursuant to the Paying Agency Agreement as a Paying Agent or, as the case may be, a Calculation Agent;

"Successor in Business" means, in relation to the Guarantor any company which effectively assumes all of the obligations of the Guarantor under, or in respect of, this Trust Deed and the Notes and which:

(a)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Guarantor immediately prior thereto; and

(b)	carries on, as successor to the Guarantor, the whole or substantially the whole of the business carried on by the Guarantor immediately prior thereto;

"Supplemental Agency Agreement" means in relation to a Series of Swiss Franc Notes, a supplemental agency agreement substantially in the form set out in Schedule 5 (Form of Supplemental Agency Agreement) to the Paying Agency Agreement;

"Swiss Franc Notes" means Notes denominated in Swiss Francs;

"Swiss Global Note" means, in relation to a Series of Swiss Franc Notes, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part F of Schedule 2 (Form of Global Note for Swiss Franc Notes);

"Swiss Paying Agent" means each paying agent, including the Swiss Principal Paying Agent, appointed in connection with each series of Swiss Franc Notes as specified in the relevant Final Terms, which entity shall act as Paying Agent in respect of the Swiss Franc Notes;

"Swiss Principal Paying Agent" means, in connection with a Series of Swiss Franc Notes, the entity specified in the Final Terms as Swiss Principal Paying Agent in respect of the Swiss Franc Notes of such Series;

"Talons" has the meaning ascribed thereto in the Conditions;

"Temporary Global Note" means, in relation to the Notes of any Series (other than Swiss Franc Notes), a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2 (Form of Temporary Global Note);

"this Trust Deed" means this Amended and Restated Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

"Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

"Written Resolution" means, in relation to the Notes of any Series, a resolution in writing signed by or on behalf of all holders of Notes of such Series who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Trust Deed whether contained in one document or several documents in like or substantially like form, each signed by or on behalf of one or more such Noteholders; and

"Zero Coupon Note" has the meaning ascribed thereto in the Conditions.

1.2	Principles of interpretation

In this Trust Deed:

1.2.1
Statutory modification:  a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2
Additional amounts:  principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts which may be payable under Condition 12 (Taxation), any redemption amounts which may be payable under Condition 10 (Redemption and Purchase) and any premium;

1.2.3
Relevant Currency:  "relevant currency" shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms;

1.2.4	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.5
Enforcement of rights:  an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.6
Clauses and Schedules:  a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.7
Clearing systems:  Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system (including without limitation, SIS) approved by the relevant Issuer, the Guarantor and the Trustee;

1.2.8
Trust corporation:  a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

1.2.9	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa; and

1.2.10
Records:  any reference in this Trust Deed to the records of Euroclear or Clearstream, Luxembourg shall be to the records that Euroclear or Clearstream, Luxembourg holds for its customers which reflect the amount of such customers' interests in the Notes (but excluding any interest in any Notes of either one of Euroclear or Clearstream, Luxembourg shown in the records of the other).

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Amendment and Restatement

The Existing Trust Deed shall be amended and restated on the terms of this Trust Deed.  Any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed.  This does not affect any Notes issued prior to the date of this Trust Deed.  Subject to such amendment and restatement, the Existing Trust Deed shall continue in full force and effect.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit and for the purpose of determining such aggregate nominal amount Clause 4.1.12 of the Dealer Agreement shall apply.

2.2	Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the second business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the relevant Issuer shall:

2.2.1	deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms; and

2.2.2	notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

If Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall be deemed to have approved the Final Terms if it has not properly objected in writing to all or any of the terms thereof within one business day of the Trustee receiving the Final Terms in accordance with this Clause 2.2.  If no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, no approval of the Trustee of such Final Terms shall be required.  In the event that the Trustee indicates after receipt within such period that it does not approve of the provisions of the Final Terms where Special Conditions apply then the Tranche or, as the case may be, the Series of Notes relating to such Final Terms shall not be issued until such time as the Trustee shall so approve the Final Terms.

2.3	Constitution of Notes

Upon the issue of the Temporary Global Note, Permanent Global Note or Swiss Global Note (as the case may be), initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4	Further legal opinions

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to Clause 3.1 (Conditions precedent to first issue of Notes) of the Dealer Agreement each of the relevant Issuer and the Guarantor will procure at its cost that further legal opinions in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Dealer Agreement are delivered to the Trustee provided that the Trustee shall not be required to approve the applicable legal opinions if there are no Special Conditions opined upon therein.  In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3.	COVENANT TO REPAY

3.1	Covenant to repay

The relevant Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

3.1.1
every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Paying Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the relevant Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

3.1.2
if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the fifth day after notice has been given to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

3.1.3
in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the fifth day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with the Trust Deed) on trust for the Noteholders in accordance with their respective interests.

3.2	Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

3.2.1	by notice in writing to the relevant Issuer, the Guarantor, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(a)
to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Definitive Notes, Coupons and Talons and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; and/or

(b)
to deliver up all Definitive Notes, Coupons and Talons and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

3.2.2
by notice in writing to the relevant Issuer and the Guarantor require each of them to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1.1 to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the relevant Issuer) Clause 10.4 (Payments to Noteholders and Couponholders) shall cease to have effect.

3.3	Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 13 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 13 (Events of Default) (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4	Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes", "Noteholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.

4.	THE NOTES

4.1	Global Notes

4.1.1
The Notes of each Tranche will initially be in the form of either a Temporary Global Note or a Permanent Global Note or, in the case of Swiss Franc Notes, a Swiss Global Note, in each case as specified in the relevant Final Terms.

4.1.2
Each Temporary Global Note shall (save as may be specified in the applicable Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form.

4.1.3	Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

4.1.4
All Global Notes (other than the Swiss Global Notes) shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear in accordance with the Dealer Agreement or to another depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, in accordance with the Paying Agency Agreement.  The applicable Final Terms shall be annexed to each Global Note.

4.1.5	Each Swiss Global Note shall be prepared, completed and delivered in accordance with the relevant Supplemental Agency Agreement.

4.2	Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of Schedule 2 (Form of Definitive Note).  Any Coupons, will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue.  Notes in definitive form will be endorsed with the Conditions.

4.3	Signature

4.3.1
The Global Notes and the Notes in definitive form will be signed manually or in facsimile by or on behalf of Syngenta Netherlands by an authorised signatory and will be authenticated manually by or on behalf of the Principal Paying Agent.  Syngenta Netherlands may use the facsimile signature of a person who is at the time of the creation and issue of the relevant Note an authorised signatory of Syngenta Netherlands notwithstanding that such person may for any reason (including death) have ceased to be such an authorised signatory at the time the relevant Note may be delivered.  For the avoidance of doubt, facsimile signatures are not permissible in relation to Swiss Global Notes.  Global Notes and Notes in definitive form so executed and duly authenticated will be binding and valid obligations of Syngenta Netherlands.

4.3.2
The Global Notes and the Notes in definitive form will be signed manually or in facsimile by or on behalf of Syngenta Switzerland by an authorised signatory and will be authenticated manually by or on behalf of the Principal Paying Agent.  Syngenta Switzerland may use the facsimile signature of a person who is at the time of the creation and issue of the relevant Tranche an authorised signatory of Syngenta Switzerland notwithstanding that such person may for any reason (including death) have ceased to be such an authorised signatory at the time the relevant Note may be delivered.  For the avoidance of doubt, facsimile signatures are not permissible in relation to Swiss Global Notes. Global Notes and Notes in definitive form so executed and duly authenticated will be binding and valid obligations of Syngenta Switzerland.

4.4	Entitlement to treat holder as owner

The relevant Issuer, the Guarantor, the Trustee and any Agent may deem and treat the holder of any Note and any Coupon appertaining to the relevant Note as the absolute owner of such Note or such Coupon as the case may be, free of any equity, set-off or counterclaim on the part of the relevant Issuer against the original or any intermediate holder of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes  and, except as ordered by a court of competent jurisdiction, an official authority or as required by applicable law, the relevant Issuer, the Guarantor, the Trustee and the Paying Agent shall not be affected by any notice to the contrary.  All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes and Coupons.

5.	GUARANTEE AND INDEMNITY

5.1	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee all sums expressed to be payable by the relevant Issuer under this Trust Deed or in respect of the Notes or Coupons, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Trust Deed and the Notes and Coupons.  In case of the failure of the relevant Issuer to pay any such sum as and when the same shall become due and payable, the Guarantor hereby agrees to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by such Issuer.

5.2	Guarantor as principal debtor

The Guarantor agrees that if any sum referred to in Clause 5.1 (Guarantee) is not recoverable from the relevant Issuer thereunder for any reason whatsoever (including, without limitation, by reason of any of the obligations expressed to be assumed by the relevant Issuer in this Trust Deed or the Notes being or becoming void or unenforceable for any reason, whether or not known to the Trustee or any Noteholder or Couponholder), then the Guarantor will cause such payment to be made by way of a full indemnity in the manner and currency as is provided for in this Trust Deed or such Notes, as the case may be.  This indemnity constitutes a separate and independent obligation from the other obligations of the Guarantor under this Trust Deed and shall give rise to a separate and independent cause of action.

5.3	Unconditional payment

If an Issuer defaults in the payment of any sum expressed to be payable by such Issuer under this Trust Deed or in respect of the Notes or Coupons as and when the same shall become due and payable, the Guarantor shall forthwith unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in London in immediately available funds the amount in respect of which such default has been made; provided that every payment of such amount made by the Guarantor to the

Principal Paying Agent in the manner provided in the Paying Agency Agreement shall be deemed to cure pro tanto such default by such Issuer and shall be deemed for the purposes of this Clause 5 (Guarantee and Indemnity) to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders and Couponholders in accordance with the Conditions, and everything so paid by the Guarantor in accordance with the Paying Agency Agreement shall have the same effect as if it had been paid thereunder by such Issuer.

5.4	Unconditional obligation

The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Trust Deed or any Note or Coupon, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Noteholder or Couponholder or by the Trustee with respect to any provision of this Trust Deed or the Notes, the obtaining of any judgment against the relevant Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

5.5	Guarantor's obligations continuing

The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of either Issuer, any right to require a proceeding first against either Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever.  The Guarantor agrees that the guarantee and indemnity contained in this Clause 5 (Guarantee and Indemnity) is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Notes or Coupons or under this Trust Deed shall have been paid in full and that the Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in this Trust Deed and the Notes and Coupons.

5.6	Subrogation of Guarantor's rights

The Guarantor shall be subrogated to all rights of the Noteholders against the relevant Issuer in respect of any amounts paid by such Guarantor pursuant hereto; provided that the Guarantor shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of such Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Notes and Coupons and all other amounts due under this Trust Deed and the Notes and Coupons have been paid in full.  Furthermore, until such time as aforesaid the Guarantor shall not take any security or counter-indemnity from such Issuer in respect of the Guarantor's obligations under this Clause 5 (Guarantee and Indemnity).

5.7	Repayment to the relevant Issuer

If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of this Trust Deed or the Conditions shall, on the subsequent bankruptcy,

insolvency, corporate reorganisation or other similar event affecting either Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Guarantor whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 5 (Guarantee and Indemnity) shall continue to apply as if such payment had at all times remained owing by such Issuer provided that the obligations of such Issuer and/or the Guarantor under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to such Issuer or other persons entitled through such Issuer.

5.8	Suspense account

Any amount received or recovered by the Trustee from the Guarantor in respect of any sum payable by an Issuer under this Trust Deed or the Notes or Coupons may be placed in an interest bearing suspense account (with the interest to be credited to the Guarantor) and kept there for so long as the Trustee thinks fit.

5.9	Substitution

Notwithstanding any other provisions of this Clause 5 (Guarantee and Indemnity), in the event that:

5.9.1
the Guarantor or a Successor in Business of the Guarantor becomes a Substituted Obligor pursuant to Clause 8.3 (Substitution of the Issuers), the Guarantor's obligations under this Clause 5 (Guarantee and Indemnity) shall terminate; or

5.9.2
any Holding Company of the Guarantor becomes a Substituted Obligor pursuant to Clause 8.3 (Substitution of the Issuers), the Guarantor's obligations under this Clause 5 (Guarantee and Indemnity) shall continue in full force and effect, provided that if such Holding Company of the Guarantor has a rating given by an internationally recognised rating agency at least equal to the rating of the Guarantor immediately before such substitution, the Guarantor's obligations under this Clause 5 (Guarantee and Indemnity) shall terminate upon such substitution becoming effective.

6.	COVENANT TO COMPLY WITH THE TRUST DEED

6.1	Covenant to comply with the Trust Deed

The Issuers and the Guarantor each hereby covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same.  The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuers, the Guarantor, the Noteholders, the Couponholders and all persons claiming through or under them respectively.

6.2	Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuers and the Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

7.	COVENANTS BY THE ISSUERS AND THE GUARANTOR

Each of the Issuers and the Guarantor hereby covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:

7.1.1
Books of account:  at all times keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuers and the Guarantor to be prepared and following the happening of a Potential Event of Default allow the Trustee and any person appointed by it free access to the same at all reasonable times during normal business hours, provided that the Trustee shall only use information so obtained in connection with the performance of its duties vested in it under this Trust Deed or by operation of law and shall be subject to any limitations on disclosure and duties of confidentiality imposed by law or government authority;

7.1.2	Event of Default: give notice in writing to the Trustee forthwith upon becoming aware of any Potential Event of Default and without waiting for the Trustee to take any further action;

7.1.3
Certificate of Compliance:  provide to the Trustee within 14 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the English language, signed by two Authorised Signatories of the relevant Issuer or the Guarantor, as the case may be, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "Certified Date") there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or (if such is not the case) specifying the same;

7.1.4
Financial statements:  send to the Trustee (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies in the English language of the relevant Issuer's and the Guarantor's annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued to the members or holders of publicly-quoted debentures of the relevant Issuer or the Guarantor, as the case may be, in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof;

7.1.5
Information:  so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall reasonably require and in such form as it shall reasonably require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 7.1.3 (Certificate of Compliance) for the performance of its functions under this Trust Deed;

7.1.6
Notes held by Issuers and Guarantor:  send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the relevant Issuer or, as the case may be, the Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the relevant Issuer or, as the case may be, the Guarantor, or any Subsidiary;

7.1.7
Execution of further Documents:  so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to the provisions of this Trust Deed;

7.1.8
Notices to Noteholders:  send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000).  In relation to Notes listed on SWX Swiss Exchange, the Trustee shall co-ordinate the publication with the Swiss Principal Paying Agent.  Such publication shall be made in accordance with the SWX listing rules;

7.1.9
Notification of non-payment:  use its best endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

7.1.10
Notification of late payment:  in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith upon request by the Trustee give notice to the Noteholders that such payment has been made;

7.1.11
Notification of redemption or payment:  not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

7.1.12
Tax or optional redemption:  if an Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 10(b) (Redemption for tax reasons) or Condition 10(c) (Redemption at the option of the Issuer) such Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee reasonably requires in order to satisfy itself of the matters referred to in such Conditions;

7.1.13
Change of taxing jurisdiction:  if before the Relevant Date for any Note or Coupon the relevant Issuer or the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to The Netherlands (in the case of Syngenta Netherlands) or Switzerland (in the case of Syngenta Switzerland and the Guarantor), immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter as soon as practicable into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 12 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to The Netherlands (in the case of Syngenta Netherlands) or Switzerland (in the case of Syngenta Switzerland and the Guarantor) of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuers or the Guarantor shall have become subject as aforesaid, such trust deed also to modify Condition 10(b) (Redemption for tax reasons) so that such Condition shall make reference to that other or additional territory;

7.1.14
Listing:  at all times use its reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority, stock exchange and/or quotation system on which they are admitted to listing, trading and/or quotation on issue as indicated in the applicable Final Terms or, if it is unable to do so having used its reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical, use its reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other competent authority, stock exchange and/or quotation system as the relevant Issuer and the Guarantor may (with the approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide and give notice of the identity of such other competent authority, stock exchange or quotation system to the Noteholders;

7.1.15	Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the

Principal Paying Agent) a list of the Authorised Signatories of the Issuers, or, as the case may be, the Guarantor, together with certified specimen signatures of the same;

7.1.16
Payments:  pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law. In the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder  (for the avoidance of doubt, the exceptions to the gross-up obligation in Condition 12 (Taxation) will apply including but not limited to the exception that no additional payments will have to be made in the case where Syngenta Switzerland is the Issuer and payments which qualify as interest for Swiss withholding tax purposes are subject to Swiss withholding tax according to the Swiss Federal Withholding tax law of 13 October 1965); and

7.1.17	Notification of amendment to Dealer Agreement: notify the Trustee of any amendment to the Dealer Agreement.

8.	AMENDMENTS AND SUBSTITUTION

8.1	Waiver

The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or Coupons or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the relevant Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than one-quarter in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made).

8.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the relevant Issuer and the Guarantor in making (a) any modification to this Trust Deed or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or proven error.  Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, such Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

8.3	Substitution of the Issuers

8.3.1
Procedure: The Trustee shall, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of an Issuer (or of any previous substitute under this Clause) of (i) the Guarantor; (ii) any Subsidiary of the Guarantor; (iii) any Holding Company or Successor in Business of the Guarantor, or (iv) any subsidiary of any such Holding Company or such Successor in Business (hereinafter called the "Substituted Obligor") as the principal debtor hereunder if:

(a)
a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the relevant Issuer (or of any previous substitute under this Clause);

(b)
the relevant Issuer, the Guarantor and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may reasonably require in order that the substitution is fully effective and (unless the Substituted Obligor is the Guarantor or the Successor in Business of the Guarantor, or subject to Clause 5.9 (Substitution), any Holding Company of the Guarantor) the guarantee contained in Clause 5 (Guarantee and Indemnity) is fully effective in relation to the obligations of the Substituted Obligor and comply with such other requirements as the Trustee may reasonably direct in the interests of the Noteholders and the Couponholders;

(c)
the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes and the Coupons in place of the relevant Issuer (or such previous substitute as aforesaid), (ii) the Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) and (iii) the approvals and consents referred to in (i) and (ii) above are at the time of substitution in full force and effect;

(d)	the Trustee is satisfied that where the Substituted Obligor is the Successor in Business of the Guarantor, either (i) such Substituted

Obligor has a rating given by an internationally recognised rating agency at least equal to the rating of the Guarantor immediately before such substitution, or (ii) an internationally recognised rating agency confirms that the Notes will, after such substitution, have a rating at least equal to the rating of the Notes immediately before such substitution; and

(e)
without prejudice to the generality of the preceding sub-clauses of this Clause 8.3.1(e) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the "Substituted Territory") other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the "Issuer's Territory"), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 12 (Taxation) with the substitution for the reference in that Condition to the Issuer's Territory of references to the Substituted Territory and in such event this Trust Deed and Notes and Coupons will be interpreted accordingly;

8.3.2
Change of law:  In connection with any proposed substitution of the Issuers or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

8.3.3
Extra duties:  The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

8.3.4
Directors' certification:  If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the relevant Issuer or the Guarantor (or of any previous substitute under this Clause);

8.3.5
Interest of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences (including tax consequences) of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

8.3.6
Release of Issuers:  Any such agreement by the Trustee pursuant to Clause 8.3.1 (Procedure) shall, if so expressed, operate to release the relevant Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed.  Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders;

8.3.7
Completion of Substitution:  Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the relevant Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Coupons or in the Paying Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons or in the Paying Agency Agreement to such Issuer shall be deemed to be references to the Substituted Obligor; and

8.3.8
Consent to Substitution:  By subscribing to or purchasing the Notes, the Noteholders expressly consent to the substitution of the relevant Issuer and expressly consent to the release of such Issuer from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution.

8.4	Substitution of the Guarantor

8.4.1
Procedure: The Trustee shall, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of the Guarantor (or of any previous substitute under this Clause) of any Holding Company or Successor in Business of the Guarantor (hereinafter called the "Substituted Guarantor") as the guarantor hereunder if:

(a)
a trust deed is executed or some other written form of undertaking is given by the Substituted Guarantor to the Trustee, in form and manner reasonably satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Guarantor had been named in this Trust Deed and on the Notes and the Coupons as the guarantor in place of the Guarantor (or of any previous substitute under this Clause);

(b)
the Issuers, the Guarantor and the Substituted Guarantor execute such other deeds, documents and instruments (if any) as the Trustee may reasonably require in order that the substitution is fully effective and the guarantee contained in Clause 5 (Guarantee and Indemnity) is fully effective in relation to the obligations of the Issuers and comply with such other requirements as the Trustee may reasonably direct in the interests of the Noteholders and the Couponholders;

(c)
the Trustee is satisfied that (i) the Substituted Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as described in sub-clause (b) and (ii) such approvals and consents are at the time of substitution in full force and effect;

(d)
either (i) the Substituted Guarantor has a rating given by an internationally recognised rating agency at least equal to the rating of the Guarantor (or of any previous substitute under this Clause) immediately before such substitution or (ii) an internationally recognised rating agency confirms that the Notes will, after such substitution, have a rating at least equal to the rating of the Notes immediately before such substitution; and

(e)
without prejudice to the generality of the preceding sub-clauses (a) to (d) where the Substituted Guarantor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of a Substituted Territory other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Guarantor is subject generally (the "Guarantor's Territory"), the Substituted Guarantor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner reasonably satisfactory to the Trustee in terms corresponding to the terms of Condition 12 (Taxation) with the substitution for the reference in that Condition to the Guarantor's Territory of references to the Substituted Territory and in such event this Trust Deed will be interpreted accordingly;

8.4.2
Change of law:  In connection with any proposed substitution of the Guarantor or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

8.4.3
Extra duties:  The Trustee shall be entitled to refuse to approve any Substituted Guarantor if, pursuant to the law of the country of incorporation of the Substituted Guarantor, the assumption by the Substituted Guarantor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

8.4.4	Directors' certification: If any two directors of the Substituted Guarantor certify that immediately prior to the assumption of its obligations as

Substituted Guarantor under this Trust Deed the Substituted Guarantor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Guarantor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Guarantor or compare the same with those of the Guarantor (or of any previous substitute under this Clause);

8.4.5
Interests of Noteholders: Neither the Trustee nor any Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Guarantor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;

8.4.6
Release of Guarantor:  Any such agreement by the Trustee pursuant to Clause 8.4.1 (Procedure) shall, if so expressed, operate to release the Guarantor (or such previous substitute as aforesaid) from any or all of its obligations as guarantor under this Trust Deed.  Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Guarantor shall cause notice thereof to be given to the Noteholders;

8.4.7
Completion of Substitution:  Upon the execution of such documents and compliance with the said requirements, the Substituted Guarantor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the guarantor in place of the Guarantor (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Paying Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons or in the Paying Agency Agreement to the Guarantor shall be deemed to be references to the Substituted Guarantor; and

8.4.8
Consent to Substitution: by subscribing to the Notes, the Noteholders expressly consent to the substitution of the Guarantor and expressly consent to the release of the Guarantor from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution.

9.	ENFORCEMENT

9.1	Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the relevant Issuer or the Guarantor as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders.  Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

9.2	Evidence of default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the relevant Issuer or the Guarantor under this Trust Deed or under the Notes, proof therein that:

9.2.1
as regards any specified Note the relevant Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

9.2.2
as regards any specified Coupon the relevant Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

9.2.3
as regards any Talon, the relevant Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the like default as regards all other Talons which are then available for exchange, and for the purposes of Clauses 9.2.1 and 9.2.2 a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

10.	APPLICATION OF MONEYS

10.1	Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the relevant Issuer or the Guarantor (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 10.2 (Investment of moneys):

10.1.1
first, in payment or satisfaction of those costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

10.1.2
secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series have become so due and payable, such monies shall be applied as between the amounts outstanding in respect of  the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

10.1.3	thirdly, the balance (if any) in payment to the relevant Issuer or, if such moneys were received from the Guarantor, the Guarantor.

10.2	Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 10.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

10.3	Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

10.4	Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 10.1 (Application of Moneys).  Any payment to be made in respect of the Notes or Coupons of any Series by the relevant Issuer, the Guarantor or the Trustee may be made in the manner provided in the Conditions, the Paying Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment by such Issuer, the Guarantor or the Trustee (as the case may be).  In relation to Notes listed on SWX Swiss Exchange, the Trustee shall co-ordinate the notification with the Swiss Principal Paying Agent.  Such notification shall be made in accordance with the SWX listing rules.

10.5	Production of Notes and Coupons

Upon any payment under Clause 10.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note or Coupon (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon or (b) in the case of payment in full, cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

10.6	Noteholders to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Note of which he is the holder.

11.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

11.1	Reliance on Information

11.1.1
Advice:  The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, an Issuer, the Guarantor, any Subsidiary or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

11.1.2
Certificate of Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Authorised Signatories or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the relevant Issuer or the Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

11.1.3
Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders.  The Trustee is entitled to assume that any meeting held in accordance with the provisions of Schedule 3 (Provisions for meetings of Noteholders) has been validly held notwithstanding the provisions of Article 1157 et seq. of the Swiss Code of Obligations. The Trustee is not responsible for investigating whether a competent court would determine whether such provisions would apply to any meeting of Noteholders, and the Trustee is not liable for any loss suffered by any person (including without limitation the Issuer and the Noteholders) where it is subsequently found that such provisions should have applied to any such meeting;

11.1.4
Reliance on certification of clearing system:  the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuers, the Guarantor or any Noteholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

11.1.5
Noteholders as a class: in connection with any exercise by the Trustee of any of its powers, trusts, authorities or discretions under this Trust Deed, it shall have regard to the general interests of the relevant Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuers, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 12 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed;

11.1.6
Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

11.1.7
No Liability as a result of the delivery of a certificate:  the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the relevant Issuer, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to such Issuer of a certificate as to material prejudice pursuant to Condition 13 (Events of Default) on the basis of an opinion formed by it in good faith;

11.1.8
No obligation to monitor:  the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

11.1.9
Notes held by the Issuers: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuers under Clause 7.1.6 (Notes held by Issuers and Guarantor)), that no Notes are for the time being held by or for the benefit of the Issuers or the Guarantor or their Subsidiaries;

11.1.10
Forged Notes: the Trustee shall not be liable to the Issuers, the Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

11.1.11
Events of Default:  the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that each of the Issuers and the Guarantor is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

11.1.12
Interests of accountholders or participants:  so long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof;

11.1.13
Legal Opinions:  the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

11.1.14	Programme Limit: the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;

11.1.15
Trustee not Responsible:  the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto.  In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

11.1.16
Freedom to Refrain:  notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

11.1.17
Right to Deduct or Withhold:  notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.2	Trustee's powers and duties

11.2.1
Trustee's determination:  The Trustee may determine whether or not a default in the performance or observance by the Issuers or the Guarantor of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders such certificate shall be conclusive and binding upon the Issuers, the Guarantor, the Noteholders and the Couponholders;

11.2.2
Determination of questions:  the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

11.2.3
Trustee's discretion:  the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

11.2.4	Trustee's consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

11.2.5
Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuers, the Guarantor, the Noteholders and the Couponholders;

11.2.6
Application of proceeds:  the Trustee shall not be responsible for the receipt or application by the Issuers of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Notes in definitive form, the exchange of any Permanent Global Note for Notes in definitive form, or the delivery of any Note or Coupon to the persons entitled to them;

11.2.7
Error of judgment:  the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

11.2.8
Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and provided that it shall have exercised reasonable care in the selection of such agent the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

11.2.9
Delegation:  the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by a responsible officer/s for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and provided that it shall have exercised reasonable care in the selection of such delegate, the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by  reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

11.2.10
Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer; and

11.2.11
Confidential information:  the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuers or the Guarantor in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

11.3	Financial matters

11.3.1
Professional charges:  any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

11.3.2
Expenditure by the Trustee:  nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

11.3.3
Trustee may enter into financial transactions with the Issuers: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with any Issuer, the Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with any Issuer, the Guarantor or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of any Issuer, the Guarantor or any Subsidiary or any person or body corporate directly or indirectly associated with any Issuer, the Guarantor or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuers, the Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuers, the Guarantor or any

Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

11.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

11.5	Trustee Liability

Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Paying Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

12.	COSTS AND EXPENSES

12.1	Remuneration

12.1.1
Normal remuneration:  The relevant Issuer or, failing whom, the Guarantor, shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the relevant Issuer and the Trustee.  Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue).

12.1.2
Extra remuneration:  In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the relevant Issuer or the Guarantor to undertake duties which the Trustee and the relevant Issuer or the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the relevant Issuer or, failing whom, the Guarantor, shall pay to the Trustee such additional remuneration as shall be agreed between them.

12.1.3
Value added tax:  The relevant Issuer or, failing whom, the Guarantor, shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

12.1.4	Failure to agree: In the event of the Trustee and the relevant Issuer or the Guarantor failing to agree:

(a)	(in a case to which Clause 12.1.1 applies) upon the amount of the remuneration; or

(b)
(in a case to which Clause 12.1.2 applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration;

such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the relevant Issuer or, failing whom, the Guarantor) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee, the relevant Issuer and the Guarantor.

12.1.5
Expenses:  The relevant Issuer or, failing whom, the Guarantor shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

12.1.6
Indemnity:  The relevant Issuer or, failing whom, the Guarantor shall indemnify the Trustee (a) in respect of all liabilities and expenses properly incurred by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed provided that it is expressly stated that Clause 11.5 (Trustee Liability) shall apply in relation to these provisions.

12.1.7
Payment of amounts due: All amounts due and payable pursuant to Clauses 12.1.5 (Expenses) and 12.1.6 (Indemnity) shall be payable by the relevant Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of one per cent. per annum above the base rate from time to time of The Royal Bank of Scotland plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within ten days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand.  All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 12.1.7 (Payment of amounts due) from the due date thereof.

12.1.8
Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

12.1.9
Discharges:  Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 12.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

12.2	Stamp duties

The relevant Issuer or, failing whom, the Guarantor will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable in the United Kingdom, The Netherlands or Switzerland on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes excluding transactions in the secondary market after the issuance date, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this Trust Deed.  If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the relevant Issuer or the Guarantor in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes is taken into any such jurisdiction and any stamp duties or other similar duties or taxes become payable thereon in any such jurisdiction, the relevant Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

12.3	Exchange rate indemnity

12.3.1
Currency of Account and Payment:  The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuers under or in connection with this Trust Deed, the Notes and the Coupons including damages;

12.3.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the relevant Issuer, the Guarantor or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer and/or the Guarantor will only discharge the relevant Issuer and/or the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

12.3.3
Indemnity:  If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the relevant Issuer or, failing whom, the Guarantor will indemnify it against any Liability sustained by it as a result.  In any event, such Issuer will indemnify the recipient against the cost of making any such purchase.

12.4	Indemnities separate

The indemnities in this Clause 12 (Costs and Expenses) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order.  Any such Liability as referred to in Clause 12.3.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the relevant Issuer or the Guarantor or their liquidator or liquidators.

13.	APPOINTMENT AND RETIREMENT

13.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuers but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders.  A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation.  Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuers to the Agents and the Noteholders.  The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof.  The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

13.2	Co-trustees

Notwithstanding the provisions of Clause 13.1 (Appointment of Trustees), the Trustee may, subject to prior consultation, if the Trustee considers it practicable so to do, with the Issuers and the Guarantor upon giving prior notice to the Issuers and the Guarantor but without the consent of the Issuers, the Guarantor, the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

13.2.1	if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or

13.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

13.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

13.3	Attorneys

The Issuers and the Guarantor each hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

13.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuers and the Guarantor without assigning any reason therefor and without being responsible for any costs occasioned by such retirement.  The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement.  Each of the Issuers and the Guarantor hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its reasonable endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuers have not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 13.4, the Trustee shall be entitled to procure forthwith a new trustee.

13.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

13.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.

13.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

14.	NOTICES

14.1	Addresses for notices
All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

14.1.1	Syngenta Netherlands: If to Syngenta Netherlands, to it at:

Syngenta Finance N.V.
Westeinde 62
1601 BK Enkhuizen
The Netherlands

Fax:                      +31 228 366445

Attention:           Edwin Pool

With a copy to the Guarantor (details as set out in Clause 14.1.3 below)

14.1.2	Syngenta Switzerland: If to Syngenta Switzerland, to it at:

Syngenta Finance AG
Schwarzwaldallee 215
4058 Basel
Switzerland

Fax: +41 61 323 7571

Attention: Group General Counsel

With a copy to the Guarantor (details as set out in Clause 14.1.3 below)

14.1.3	Guarantor: if to the Guarantor

Syngenta AG
Schwarzwaldallee 215

4058 Basel
Switzerland

Fax: +41 61 323 7571

Attention: Group General Counsel

14.1.4	Trustee: if to the Trustee, to it at:

BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL

Fax: +44 20 7964 2536

Attention: Manager, Corporate Trust Services

14.2	Effectiveness

Every notice or other communication sent in accordance with Clause 14.1 (Addresses for notices) shall be effective as follows:

14.2.1	Letter or fax: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

14.2.2	Telex: if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission;

provided that any such notice or other communication which would otherwise take effect (a) on a day which is not a business day in the place of the addressee or (b) after 4.00 p.m. on any particular day shall not, in either case, take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

14.3	No Notice to Couponholders

Neither the Trustee nor the Issuers or Guarantor shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 20 (Notices).

15.	LAW AND JURISDICTION

15.1	Governing Law

This Trust Deed and the Notes, and all non-contractual obligations arising out of or in connection with this Trust Deed and the Notes, are governed by English law.

In relation to Swiss Franc Notes listed on the SWX Swiss Exchange, the holders of the Notes, where entitled to do so under the terms of this Trust Deed, are entitled to take action against the relevant Issuer before the commercial court of the canton of Zurich, the place of jurisdiction being Zurich. In any such proceeding, English law will be applied.

15.2	Jurisdiction

Each of the Issuers and the Guarantor agrees for the benefit of the Trustee and the Noteholders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Trust Deed or the Notes or Coupons (including any suit, action, proceedings or disputes relating to any non-contractual obligations arising out of or in connection with this Trust Deed or the Notes or Coupons) (respectively, "Proceedings" and "Disputes") and for such purposes, irrevocably submits to the jurisdiction of such courts.

15.3	Appropriate forum

Each of the Issuers and the Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

15.4	Process agent
Each of the Issuers and the Guarantor agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Syngenta Limited, Attention: Company Secretary at 30 Priestley Road, Surrey Research Park, Guildford, Surrey GU2 7YH or its registered office for the time being/principal place of business in England for the time being or at any other address for the time being at which process may be served on such person in accordance with Part XXIII of the Companies Act 1985.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuers and the Guarantor, the Issuers and the Guarantor (acting together) shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on their behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice to the Issuers and the Guarantor.  Nothing in this sub-clause shall affect the right of the Trustee to serve process in any other manner permitted by law.

15.5	Non-exclusivity
The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Trustee or any of the Noteholders to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

16.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

18.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

Terms And Conditions Of The Notes

The following is the text of the terms and conditions of the Notes which, as supplemented, amended and/ or replaced by Part A of the relevant Final Terms and subject to the removal of the wording in italics at the end of Condition 17(a) (Meetings of Noteholders) which shall not form part of the terms and conditions, will be endorsed on each Note in definitive form issued under the Programme. The terms and conditions applicable to any Note (other than a Swiss Franc Note) in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under “Summary of Provisions Relating to the Notes while in Global Form” below.

1.	Introduction

(a)
Programme: Syngenta Finance N.V. (“Syngenta Netherlands”) and Syngenta Finance AG (“Syngenta Switzerland”) (each an “Issuer” and together, the “Issuers”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to U.S.$3,000,000,000 in aggregate principal amount of notes (the “Notes”) guaranteed by Syngenta AG (the “Guarantor”). References herein to the “relevant Issuer” shall be to the Issuer of the Notes as specified in the relevant Final Terms.

(b)
Final Terms: Notes issued under the Programme may comprise one or more tranches of Notes which are identical in all respects (each a “Tranche”). Each Tranche is the subject of a final terms document (the “Final Terms”) which supplements these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by Part A of the relevant Final Terms. In the event of any inconsistency between (i) these Conditions and/or the Trust Deed (as defined below) and (ii) the relevant Final Terms, the relevant Final Terms shall prevail.

(c)
Trust Deed: The Notes are subject to and have the benefit of an amended and restated trust deed dated 30 September 2008 (such trust deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) made between the Issuers, the Guarantor and BNY Corporate Trustee Services Limited as trustee (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees appointed under the Trust Deed).

(d)
Paying Agency Agreement: The Notes are the subject of an amended and restated paying agency agreement dated 30 September 2008 (such paying agency agreement as amended and/or supplemented and/or restated from time to time, the “Paying Agency Agreement”) between the Issuers, the Guarantor, the Trustee and The Bank of New York Mellon as principal paying agent in respect of all Notes other than Notes represented on issue by a Swiss Global Note (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes). The expression “Paying Agents” means the Principal Paying Agent and includes any successor or additional paying agents appointed from time to time in connection with the Notes. In respect of Notes represented by a Swiss Global Note, the Swiss Principal Paying Agent (the “Swiss Principal Paying Agent”) and the other Swiss Paying Agents (the “Swiss Paying Agents”) will be specified in the relevant Final Terms, which entities shall act as Agent and Paying Agents, respectively, in respect of the Notes and the expressions “Agent” and “Paying Agents” as used herein shall be construed accordingly.

(e)
Guarantee of the Notes: The Guarantor has, in the Trust Deed, guaranteed the payment of all amounts due to be paid by the Issuers in respect of the Notes as and when the same shall become due and payable.

(f)
The Notes: All subsequent references in these Conditions to “Notes” are to the Notes which are the subject of the relevant Final Terms and are of the same Series. “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices. Copies of the relevant Final Terms are available for inspection during normal business hours at the specified office in London of the Principal Paying Agent and copies may be obtained, free of charge, upon request, from the registered offices of the Issuers and the Guarantor save that, if this Note is neither admitted to trading on a regulated market within the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under Directive 2003/71/EC (the “Prospectus Directive”), the relevant Final Terms will only be available for inspection by the relevant Dealer or Dealers specified in such Final Terms or, upon proof satisfactory to the Principal Paying Agent as to identity, the holder of the Note to which such Final Terms relate. In addition, if this Note is admitted to trading on the London Stock Exchange’s Regulated Market, the relevant Final Terms will be available for inspection on the website of the Regulatory News Service operated by the London Stock Exchange at www.londonstockexchange.com/en-gb/ pricesnews/marketnews.

(g)
Summaries: Certain provisions of these Conditions are summaries of the Trust Deed and the Paying Agency Agreement and are subject to their detailed provisions. The holders or the Notes (the “Noteholders”) and the holders of the related interest coupons, if any, (the “Couponholders” and the “Coupons”, respectively) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Paying Agency Agreement applicable to them. Copies of the Trust Deed and the Paying Agency Agreement are available for inspection by Noteholders during normal business hours at the registered office of the Trustee and the Specified Offices of each of the Paying Agents, the initial Specified Offices of which are set out below.

2.	Interpretation

(a)	Definitions: In these Conditions the following expressions have the following meanings:

“Accrual Yield” has the meaning given in the relevant Final Terms:

“Additional Business Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Financial Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Business Day” means:

(i)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the relevant Final Terms; and

(ii)
either (1) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the Principal Financial Centre of the relevant currency (if other than London and any Additional Business Centre) or (2) in relation to any sum payable in euro, a TARGET2 Settlement Day;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant Final Terms and, if so specified in the relevant Final Terms, may have different meanings in relation to different dates and in this context, the following expressions shall have the following meanings:

(i)	“Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day:

(ii)
“Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii)	“Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv)
“FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred provided, however, that:

(A)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(B)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(C)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(v)	“No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Calculation Agent” means the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amounts(s) and/or such other amount(s) as may be specified in the relevant Final Terms;

“Calculation Amount” has the meaning given in the relevant Final Terms;

“Coupon Sheet” means, in respect of a Note, a coupon sheet, relating to the Note;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(i)	if “Actual/Actual (ICMA)” is so specified, means:

(a)
where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any calendar year; and

(b)	where the Calculation Period is longer than one Regular Period, the sum of:

(A)
the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any calendar year; and

(B)
the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any calendar year;

(ii)
if “Actual/365” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365):

(iii)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(iv)	if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(v)	if “30/360” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls:

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

“D1”‘ is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30:

(vi)	if “30E/360” or “Eurobond Basis” is so specified, (the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is so specified, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30, provided, however, that in each such case the number of days in the Calculation Period is calculated from and including the first day of the Calculation Period to but excluding the last day of the Calculation Period;

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Early Termination Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Final Terms;

“Extraordinary Resolution’’ has the meaning given in the Trust Deed;

“Final Redemption Amount’“ means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Fixed Coupon Amount” has the meaning given in the relevant Final Terms;

“Funded Debt” means:

(i)	any Indebtedness of the Guarantor maturing by its terms more than one year from the date of issue thereof, including any such Indebtedness renewable or extendible at the option of the Guarantor to a date later than one year from the date of original issue thereof, excluding any portion of such Indebtedness which is included in current liabilities; and

(ii)	any Indebtedness of the Guarantor which may be payable from the proceeds of Funded Debt as defined in (i) hereof pursuant to the terms of such Indebtedness;

“Guarantee of the Notes” means the guarantee of the Notes given by the Guarantor in the Trust Deed;

“Holding Company” has the meaning given in the Trust Deed;

“Indebtedness” means, in respect of any Person, all indebtedness for money borrowed that is created, assumed, incurred or guaranteed in any manner by that Person or for which that Person is otherwise responsible or liable;

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms;

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(i)	as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii)
if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention. Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

“ISDA Definitions” means the 2006 ISDA Definitions (as amended and updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

“Issue Date” has the meaning given in the relevant Final Terms;

“Margin” has the meaning given in the relevant Final Terms;

“Maturity Date” has the meaning given in the relevant Final Terms;

“Optional Redemption Amount (Call)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Amount (Put)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Date (Call)” has the meaning given in the relevant Final Terms;

“Optional Redemption Date (Put)” has the meaning given in the relevant Final Terms;

“Participating Member State” means a Member State of the European Community which adopts the euro as its lawful currency in accordance with the Treaty;

“Payment Business Day” means any day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	the relevant place of presentation;

(ii)	London;

(iii)	any Additional Financial Centre specified in the relevant Final Terms; and

either (1) in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the Principal Financial Centre of the relevant currency (if other than the place of presentation, London and any Additional Financial Centre or (2) in relation to any sum payable in euro, a TARGET2 Settlement Day;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency provided, however, that:

(i)
in relation to euro, it means the principal financial centre of such Member State of the European Community as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(ii)
in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in the relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Final Terms;

“Reference Banks” has the meaning given in the relevant Final Terms or, if none, four (or if the Principal Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

“Reference Price” has the meaning given in the relevant Final Terms;

“Reference Rate” has the meaning given in the relevant Final Terms;

“Regular Period” means:

(i)
in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(ii)
in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(iii)
in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period;

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Financial Centre” has the meaning given in the relevant Final Terms;

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, Reuters) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate:

“Relevant Time” has the meaning given in the relevant Final Terms;

“Reserved Matter” has the meaning given in Schedule 3 of the Trust Deed;

“Specified Currency” has the meaning given in the relevant Final Terms;

“Specified Denomination(s)” has the meaning given in the relevant Final Terms;

“Specified Office” has the meaning given in the Paying Agency Agreement;

“Specified Period” has the meaning given in the relevant Final Terms;

“Subsidiary” has the meaning given in the Trust Deed;

“Successor in Business” has the meaning given in the Trust Deed;

“Swiss Global Note” means the permanent global note representing Notes denominated in Swiss Francs, as specified in the relevant Final Terms;

“Talon” means a talon for further Coupons;

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

“TARGET2 Settlement Day” means any day on which TARGET2 is open for the settlement of payments in euro;

“Total Assets” means the consolidated total assets of the Guarantor as shown by the latest audited consolidated balance sheet of the Guarantor. A certificate in the English language, signed by two authorised signatories of the Guarantor certifying as to the amount of the Guarantor’s Total Assets at any given time shall, in the absence of manifest error or proven error, be conclusive and binding on all parties:

“Treaty” means the Treaty establishing the European Community, as amended; and

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b)	Interpretation: In these Conditions:

(i)	if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

(ii)	if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii)	if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv)
any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 12 (Taxation) or any undertaking given in addition to or in substitution of Condition 12 (Taxation) pursuant to the Trust Deed, any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v)
any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) or any undertaking given in addition to or in substitution of Condition 12 (Taxation) pursuant to the Trust Deed and any other amount in the nature of interest payable pursuant to these Conditions;

(vi)	references to Notes being “outstanding” shall be construed in accordance with the Trust Deed; and

(vii)
if an expression is stated in Condition 2(a) (Definitions) to have the meaning given in the relevant Final Terms, but the relevant Final Terms gives no such meaning or specifies that such expression is “not applicable” then such expression is not applicable to the Notes.

3.	Form, Denomination and Title

The Notes are in bearer form in the Specified Denomination(s) with Coupons and, if specified in the relevant Final Terms, Talons attached at the time of issue. In the case of a Series of Notes with more than one Specified Denomination, Notes of one Specified Denomination will not be exchangeable for Notes of another Specified Denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law or as otherwise ordered by a court of competent jurisdiction or an official authority) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no Person shall be liable for so treating such holder. No Person shall have any right to enforce any term or condition of any Note under the Contracts (Rights of Third Parties) Act 1999.

4.	Status and Guarantee of the Notes

(a)
Status of the Notes: The Notes constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 5 (Negative Pledge)) unsecured obligations of the relevant Issuer which will rank at least pari passu without preference among themselves and at least pari passu with all other present and future unsecured and unsubordinated obligations of the relevant Issuer, save for such obligations as may be preferred by mandatory provisions of applicable law.

(b)
Guarantee of the Notes: The Guarantor has in the Trust Deed unconditionally and irrevocably guaranteed the payment of all sums from time to time payable by the relevant Issuer in respect of the Notes. This Guarantee of the Notes constitutes a direct, unconditional, unsubordinated and (subject to the provisions of Condition 5 (Negative Pledge)) unsecured obligation of the Guarantor which will rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Guarantor, save for such obligations as may be preferred by mandatory provisions of applicable law.

5.	Negative Pledge

So long as any of the Notes remain outstanding, but not later than the time when payment for the full amount of principal and interest in respect of all outstanding Notes has been duly provided for, the relevant Issuer and the Guarantor will procure that no Indebtedness of the relevant Issuer or the Guarantor which is represented by bonds, notes or other securities which in any such case are listed or capable of being listed on any recognised stock exchange will be secured upon any of the present or future assets or revenues of the relevant Issuer or the Guarantor unless all amounts payable under the Notes and Coupons (in the case of the relevant Issuer) or all amounts payable under the Guarantee of the Notes (in the case of the Guarantor) are secured equally and rateably with such other security or such other security or guarantee is granted to the Notes and Coupons as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Noteholders and Couponholders or as shall have been approved by an Extraordinary Resolution of the Noteholders. Any reference to an obligation being guaranteed shall include a reference to an indemnity being given to the holder thereof in respect of payment thereof.

6.	Fixed Rate Note Provisions

(a)	Application: This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (Fixed Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is five days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such fifth day (except to the extent that there is any subsequent default in payment).

(c)
Fixed Coupon Amount: The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d)
Calculation of interest amount: The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount is not specified shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of such Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

7.	Floating Rate Note and Index-Linked Interest Note Provisions

(a)
Application: This Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) is applicable to the Notes only if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is five days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such fifth day (except to the extent that there is any subsequent default in payment).

(c)
Screen Rate Determination: If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i)
if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii)
in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii)
if, in the case of (i) above, such rate does not appear on mat page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

(A)
request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean of such quotations; and

(iv)
if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation Agent with the approval of the relevant Issuer, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate or (as the case may be) the arithmetic mean last determined in relation to the Notes in respect of a preceding Interest Period.

(d)
ISDA Determination: If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where “ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;

(ii)	The Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms; and

(iii)
the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) or on the Euro-zone interbank offered rate (EURIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms.

(e)
Index-Linked Interest: If the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Final Terms.

(f)
Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g)
Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards) and multiplying such rounded figure by a fraction equal to the Specified Denomination of the relevant Note divided by the Calculation Amount. For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal lender in the country of such currency and, in the case of euro, means one cent.

(h)
Calculation of other amounts: If the relevant Final Terms specifies that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Final Terms.

(i)
Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the relevant Issuer, the Guarantor, the Trustee, the Paying Agents and each competent authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period provided that if any Interest Amount cannot be determined on or prior to the first day of the relevant Interest Period, such notification shall be made as soon as practicable after such Interest Amount is determined. Notice thereof shall also promptly be given to the Noteholders. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period. If the Calculation Amount is less than the minimum Specified Denomination, the Calculation Agent shall not be obliged to publish each Interest Amount but instead may publish only the Calculation Amount and the Interest Amount in respect of a Note having the minimum Specified Denomination.

(j)
Notifications, etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of wilful default, bad faith, manifest error or proven error) be binding on the relevant Issuer, the Guarantor, the Trustee, the Paying Agents, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent or the

Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

(k)
Determination or Calculation by Trustee: If the Calculation Agent fails at any time to determine a Rate of Interest or to calculate an Interest Amount or Additional Interest Amount as aforesaid, the Trustee will determine such Rate of Interest and make such determination or calculation which shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply all of the provisions of these conditions with any necessary consequential amendments to the extent that, in its sole opinion and with absolute discretion, it can do so and in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances and will not be liable for any loss, liability, cost, charge or expense which may arise as a result thereof. Any such determination or calculation made by the Trustee shall be binding on the relevant Issuer, the Guarantor, the Noteholders and the Couponholders.

8.	Zero Coupon Note Provisions

(a)	Application: This Condition 8 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)
the product of the Accrual Yield (compounded annually) being applied to the Reference Price on the basis of the relevant Day Count Fraction from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is five days after the Principal Paying Agent or, as the case may be, the Trustee has notified the Noteholders that it has received all sums due in respect of the Notes up to such fifth day (except to the extent that there is any subsequent default in payment).

9.	Dual Currency Note Provisions

(a)	Application: This Condition 9 (Dual Currency Note Provisions) is applicable to the Notes only if the Dual Currency Note Provisions are specified in the relevant Final Terms as being applicable.

(b)
Rate of Interest: If the rate or amount of interest fails to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

10.	Redemption and Purchase

(a)
Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments).

(b)	Redemption for tax reasons: The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part:

(i)	at any time (if the Floating Rate Note Provisions are not specified in the relevant Final Terms as being applicable); or

(ii)	on any Interest Payment Date (if the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), each Note being redeemable at the Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if, immediately before giving such notice, the relevant Issuer satisfies the Trustee that:

(A)
(1) the relevant Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 12 (Taxation) as a result of any change in, or amendment to, the laws or regulations of The Netherlands (in the case of Notes issued by Syngenta Netherlands) or Switzerland (in the ease of Notes issued by Syngenta Switzerland), as the case may be, or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and (2) such obligation cannot be avoided by the relevant Issuer taking reasonable measures available to it; or

(B)
(1) the Guarantor has or (if a demand was made under the Guarantee of the Notes) would become obliged to pay additional amounts as provided or referred to in Condition 12 (Taxation) as a result of any change in, or amendment to, the laws or regulations of Switzerland or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date on which agreement is reached to issue of the first Tranche of the Notes and (2) such obligation cannot be avoided by the Guarantor taking reasonable measures available to it, provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee of the Notes were then made.

Prior to the publication of any notice of redemption pursuant to this paragraph, the relevant Issuer shall deliver or procure that there is delivered to the Trustee a certificate signed by two directors of the relevant Issuer stating that the circumstances referred to in A(1) and A(2) above prevail and setting out the details of such circumstances or (as the case may be) a certificate signed by two directors of the Guarantor stating that the circumstances referred to in B(l) and B(2) above prevail and setting out details of such circumstances. The Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the circumstances set out in (A) or (as the case may be) (B) above, in which event it shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice as is referred to in this Condition 10(b), the relevant Issuer shall be bound to redeem the Notes in accordance with this Condition 10(b).

(c)
Redemption at the option of the Issuer: If the Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the relevant Issuer in whole on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the relevant Issuer’s giving not less than 30 nor more than 60 days’ notice to the Noteholders and having notified the Trustee prior to the provision of such notice (which notice shall be irrevocable and shall oblige the relevant Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) each Note being redeemable at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d)
Redemption at the option of Noteholders: If the Put Option is specified in the relevant Final Terms as being applicable, the relevant Issuer shall, at the option of the holder of any Note redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(d), the holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(d), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(d), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

(e)
No other redemption: The relevant Issuer shall not be entitled to redeem the Notes otherwise than as provided in Conditions 10(a) (Scheduled redemption) to 10(d) (Redemption at the option of Noteholders) above.

(f)
Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)
the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms.

(g)
Purchase: The relevant Issuer, the Guarantor or any of their respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price which Notes may be held, resold or, at the option of the relevant Issuer or the Guarantor, as the case may be, surrendered to any Paying Agent for cancellation (provided that, if they are to be cancelled, they are purchased together with all unmatured Coupons relating to them).

(h)
Cancellation: All Notes redeemed and any unmatured Coupons attached to or surrendered with them shall be cancelled and all Notes so cancelled and any Notes cancelled pursuant to Condition 10(g) (Purchase) above (together with all unmatured Coupons cancelled therewith) may not be reissued or resold.

11.	Payments

(a)
Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by cheque drawn in the currency in which the payment is due on, or by transfer to an account denominated in that currency (or, if that currency is euro, any other account to which euro may be credited or transferred) and maintained by the payee with, a bank in the Principal Financial Centre of that currency (in the case of a sterling cheque, a town clearing branch of a bank in London of international repute and in the case of a payment in Japanese Yen, to a non-resident of Japan to a non-residential account).

(b)
Interest: Payments of interest shall, subject to Condition 11(g) (Payments on business days) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in Condition 11(a) (Principal) above.

(c)
Payments in New York City: Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the relevant Issuer has appointed Paying Agents outside the United States with the reasonable expectation that, such Paying Agents will be able to make payment of the full amount of the principal and interest on the Notes in U.S. dollars when due, (ii) payment of the full amount of such principal and/or interest in U.S. dollars at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law without involving, in the opinion of the relevant Issuer and the Guarantor, adverse tax consequences to the relevant Issuer or the Guarantor.

(d)
Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 12 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)	Deductions for unmatured Coupons: If the relevant Final Terms specifies that the Fixed Rate Note Provisions are applicable and a Note is presented without all unmatured Coupons relating thereto:

(i)
if the aggregate amount of the missing Coupons is less than or equal to the amount of principal due for payment, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount of principal due for payment;

(ii)	if the aggregate amount of the missing Coupons is greater than the amount of principal due for payment:

(A)
so many of such missing Coupons shall become void (in inverse order of maturity) as will result in the aggregate amount of the remainder of such missing Coupons (the “Relevant Coupons”) being equal to the amount of principal due for payment; provided, however, that where this sub-paragraph would otherwise require a fraction of a missing Coupon to become void, such missing Coupon shall become void in its entirety; and

(B)
a sum equal to the aggregate amount of the Relevant Coupons (or, if less, the amount of principal due for payment) will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the amount of principal due for payment, the sum deducted will be that proportion of the aggregate amount of the Relevant Coupons (or, as the case may be, the amount of principal due for payment) which the gross amount actually available for payment bears to the amount of principal due for payment.

Each sum of principal so deducted shall be paid in the manner provided in Condition 11(a) (Principal) against presentation and (provided that payment is made in full) surrender of the relevant, missing Coupons at any time before expiry of 10 years after the Relevant Date in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 14 (Prescription)) but not thereafter.

(f)
Unmatured Coupons void: If the relevant Final Terms specifies that this Condition 11(f) is applicable or that the Floating Rate Note Provisions, the Index-Linked Interest Note Provisions or the Dual Currency Note Provisions are applicable, on the due date for final redemption of any Note or early redemption of such Note pursuant to Condition 10(b) (Redemption for tax reasons), Condition 10(c) (Redemption at the option of the Issuer) or Condition 10(d) (Redemption at the option of Noteholders) or Condition 13 (Events of Default), all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

(g)
Payments on business days: If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(h)
Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States (or in New York City if permitted by Condition 11(c) (Payments in New York City)).

(i)
Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(j)
Exchange of Talons: On or after the maturity date of the final Coupon which is (or was at the time of issue) part of a Coupon Sheet relating to the Notes, the Talon forming part of such Coupon Sheet may be exchanged at the Specified Office of the Principal Paying Agent for a further Coupon Sheet (including, if appropriate, a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to Condition 14 (Prescription)). Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note shall become void and no Coupon will be delivered in respect of such Talon.

(k)
Payments for Swiss Franc denominated Notes listed on SWX Swiss Exchange: Payments in respect of Swiss Franc denominated Notes that are listed on the SWX Swiss Exchange will be made irrespective of any present or future transfer restrictions and without regard to any bilateral or multilateral payment or clearing agreement which may be applicable at the time of such payments. The receipt by the Swiss Paying Agent of the due and punctual payment of funds in Swiss Francs in Switzerland shall release the relevant Issuer from its obligations under the Swiss Franc denominated Notes (and any Receipts and Coupons appertaining to them) for the payment of principal and interest to the extent of such payment, except to the extent that there is a default in the subsequent payment thereof to the holders of the Notes (and any Coupons and Receipts appertaining to them). Payment of principal and/or interest under Swiss Franc denominated Notes (and any Receipts and Coupons appertaining to them) shall be payable in freely transferable Swiss Francs without collection costs in Switzerland at the specified offices located in Switzerland of the Swiss Paying Agents upon their surrender without any restrictions and whatever the circumstances may be, irrespective of nationality, domicile or residence of the holders of the Swiss Franc denominated Notes (and any Coupons and Receipts appertaining to them) and without requiring any certification, affidavit or the fulfilment of any other formality.

12.	Taxation

(a)
Gross up: All payments of principal and interest in respect of the Notes and the Coupons shall be made free and clear of, and without withholding of, or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Netherlands, in the case of payments by Syngenta Netherlands, or Switzerland, in the case of payments by Syngenta Switzerland or the Guarantor, or, in each case, any political subdivision or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law or regulation of The Netherlands or Switzerland or any political subdivision or any authority therein or thereof having power to tax. In that event, the relevant Issuer or (as the case may be) the Guarantor shall pay such additional amounts as will result in receipt by the Noteholders and the Couponholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

(i)
by a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with The Netherlands or (as the case may be) Switzerland other than the mere holding of the Note or Coupon; or

(ii)
where the relevant Issuer is Syngenta Switzerland and payments which qualify as interest for Swiss withholding tax purposes are subject to Swiss withholding tax according to Swiss Federal Withholding Tax Law of 13 October 1965; or

(iii)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)
by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(v)
more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had presented such Note or Coupon on the last day of such period of 30 days.

(b)
Taxing jurisdiction: If the relevant Issuer becomes subject at any time to any taxing jurisdiction other than The Netherlands (in the ease of Notes issued by Syngenta Netherlands) or Switzerland (in the case of Notes issued by Syngenta Switzerland) or the Guarantor become subject to any taxing jurisdiction other than Switzerland, references in these Conditions to The Netherlands or Switzerland shall be construed as references to such other jurisdiction to which the relevant Issuer or the Guarantor, as the case may be, becomes subject in respect of payments of principal and interest on the Notes and Coupons made by it.

13.	Events of Default

If any of the following events occurs and is continuing, then the Trustee at its discretion may and, if so requested in writing by holders of at least one quarter of the aggregate principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution of the Noteholders, shall (subject, in the case of the happening of any of the events mentioned in Conditions 13(b). 13(c), 13(d), 13(e), 13(f) and 13(h)(ii) below, to the Trustee having certified in writing that the happening of such event is in its opinion materially prejudicial to the interests of the Noteholders and to the Trustee having been indemnified or provided with security to its satisfaction) give written notice to the relevant Issuer and the Guarantor declaring the Notes to be immediately due and payable, whereupon each Note shall become immediately due and payable at the Early Termination Amount together with accrued interest without further action or formality:

(a)
Non-payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 10 days in respect of payments of principal and 30 days in respect of payments of interest following the service by any Noteholder or by the Trustee on the relevant Issuer or the Guarantor (as the case may be) of written notice in accordance with Condition 20 (Notices) or the Trust Deed (as appropriate) requiring the same to be remedied; or

(b)
Breach of other obligations: if the relevant Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions and the failure continues for a period of 60 days or such longer period as the Trustee may permit next following the service by the Trustee on the relevant Issuer or the Guarantor (as the case may be) of written notice requiring the same to be remedied; or

(c)
Cross-default of Guarantor: if any Funded Debt of the Guarantor becomes due and repayable prematurely by reason of an event of default (however described) or the Guarantor fails to make any payment in respect of any Funded Debt on the due date for payment as extended by any originally applicable grace period or any security given by the Guarantor for any Funded Debt becomes enforceable provided that no event shall constitute an Event of Default (as defined in the Trust Deed) unless the Funded Debt either alone or when aggregated with other Funded Debt relative to all (if any) other events described in this sub-paragraph (c) which shall have occurred since the date hereof and which remain due and unpaid or shall have not been remedied shall amount to at least U.S.$50,000,000 (or its equivalent in any other currency) or, if higher, a sum equal to 0.5 per cent. of the Total Assets; or

(d)
Security enforced: an encumbrancer or a receiver or a person with similar functions appointed for execution in Switzerland (for example, Sachwalter or Konkursvervalter) taking possession of the whole or any substantial part of the assets or undertaking of the relevant Issuer or the Guarantor or a distress, execution or other process being levied or enforced upon or sued out against a substantial part of the property or assets of the relevant Issuer or the Guarantor and not being paid, discharged, removed or stayed within 30 days; or

(e)
Insolvency of the Issuer or the Guarantor: the relevant Issuer or the Guarantor (i) stops payment of, or shall admit to its creditors its inability to pay, its debts generally as they mature or (ii) ceases business, (except in each case in circumstances previously approved by the Trustee or by an Extraordinary Resolution of the Noteholders); or

(f)
Bankruptcy of the Issuer or the Guarantor: the relevant Issuer or the Guarantor becoming bankrupt or insolvent (or the Issuer (in the case of Notes issued by Syngenta Switzerland) or the Guarantor, is obligated to notify the court of its financial situation in accordance with Article 725(2) of the Swiss Code of Obligations) or entering into a moratorium or making a general assignment for the benefit of its creditors; or

(g)
Winding-up of the Issuer or the Guarantor: an order being made or a resolution passed for the liquidation, winding-up or dissolution of the relevant Issuer or the Guarantor except (A) a liquidation, winding-up or dissolution for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction or reorganisation (1) pursuant to which the surviving company expressly assumes all the obligations of the relevant Issuer or the Guarantor, as the case may be, and, in the case of a liquidation, winding-up or dissolution of the relevant Issuer, such obligations are unconditionally and irrevocably guaranteed by the Guarantor on terms substantially the same as those of the Guarantee of the Notes, or (2) the terms of which have previously been approved by the Trustee or by an Extraordinary Resolution of the Noteholders or (B) a liquidation, winding-up or dissolution (if any) pursuant to a substitution under Condition 17 (Meetings of Noteholders; Modifications and Waiver; Substitution); or

(h)
Guarantee of the Notes not in force: if (i) the Guarantee of the Notes ceases to be, or is claimed by the Guarantor not to be, in full force and effect or (ii) if the Guarantor fails to honour any of its obligations thereunder.

14.	Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date subject to the provisions of Condition 11 (Payments).

15.	Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent (and, if the Notes are then admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Paying Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system), subject to all applicable laws and competent authority, stock exchange and/or quotation system requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the relevant Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

16.	Trustee and Agents

Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuers, the Guarantor and any entity related to the Issuers or the Guarantor without accounting for any profit.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee shall have regard to the general interests of the Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the relevant Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 12 (Taxation) and/or any undertaking given in addition thereto or in substitution thereof under the Trust Deed.

In acting under the Paying Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of the Issuers, the Guarantor and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

The initial Paying Agents and their initial Specified Offices are listed below. The initial Calculation Agent (if any) is specified in the relevant Final Terms. The Issuers and the Guarantor reserve the right (with the prior written approval of the Trustee) at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor Principal Paying Agent, or Calculation Agent and additional or successor paying agents: provided, however, that:

(a)	the Issuers and the Guarantor shall at all times maintain a Principal Paying Agent;

(b)
the Issuers and the Guarantor shall at all times maintain a Paying Agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced to conform to, such Directive unless the Trustee agrees that it is unduly onerous or not current market practice at the relevant time to maintain such a Paying Agent;

(c)	if a Calculation Agent is specified in the relevant Final Terms, the relevant Issuer and the Guarantor shall at all times maintain a Calculation Agent; and

(d)
if and for so long as the Notes are admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Issuers and the Guarantor shall maintain a Paying Agent having its Specified Office in the place required by such competent authority, stock exchange and/or quotation system.

Notice of any change in any of the Paying Agents or in their Specified Offices shall promptly be given to the Noteholders in accordance with Condition 20 (Notices).

17.	Meetings of Noteholders; Modification and Waiver; Substitution

(a)
Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Trustee, the relevant Issuer or the Guarantor or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more Persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more Persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which one or more Persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

Article 1157 et seq. of the Swiss Code of Obligations includes mandatory provisions on bondholder meetings which may apply in relation to meetings of holders of Notes issued by Syngenta Switzerland.

(b)
Modification and waiver: The Trustee may, without the consent of the Noteholders or the Couponholders, agree (i) to any modification of these Conditions or the Trust Deed which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and (ii) to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error or a proven error.

In addition, the Trustee may, without the consent of the Noteholders or the Couponholders, authorise or waive any proposed breach or breach of the Notes or the Trust Deed if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.

(c)
Substitution: The Trust Deed contains provisions under which the Trustee shall agree without the consent of the Noteholders or Couponholders to the substitution of either (i) the Guarantor or (ii) any Subsidiary of the Guarantor or (iii) any Holding Company or Successor in Business of the Guarantor or (iv) any Subsidiary of any such Holding Company or such Successor in Business in place of the relevant Issuer as principal debtor under the Trust Deed and the Notes, provided that certain conditions specified in the Trust Deed are fulfilled.

In the case of a substitution of the relevant Issuer by the Guarantor or a Successor in Business of the Guarantor, the Guarantor’s obligations to guarantee the Notes shall terminate.

In the case of a substitution of the relevant Issuer by any Holding Company of the Guarantor, the Guarantor’s obligations to guarantee the Notes shall terminate if such Holding Company of the Guarantor is given a rating at least equal to the rating of the Guarantor by an internationally recognised rating agency immediately before such substitution.

The Trust Deed also contains provisions under which the Trustee shall agree without the consent of the Noteholders or Couponholders to the substitution of either any Holding Company or Successor in Business of the Guarantor in place of the Guarantor under the Guarantee of the Notes provided that certain conditions specified in the Trust Deed are fulfilled.

Neither the Trustee, nor any Noteholder or Couponholder shall, in connection with any substitution, be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such Noteholder or (as the case may be) Couponholder except to the extent provided for in Condition 12 (Taxation) (or any undertaking given in addition to or substitution for it pursuant to the provisions of the Trust Deed).

By subscribing to or purchasing the Notes, the Noteholders expressly consent to the substitution of the relevant Issuer and/or the Guarantor and expressly consent to the release of the relevant Issuer and/or the Guarantor (subject as provided above) from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution.

18.	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings against the relevant Issuer or the Guarantor as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do unless:

(a)	it has been so requested in writing by the holders of at least one-quarter of the aggregate principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)	it has been indemnified or provided with security to its satisfaction.

No Noteholder may proceed directly against the relevant Issuer or the Guarantor unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

19.	Further Issues

The relevant Issuer may from time to time, without the consent, of the Noteholders or the Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes. The relevant Issuer may from time to time, with the consent of the Trustee, create and issue other Series of notes having the benefit of the Trust Deed.

20.	Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication (or if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition 20.

Notices in respect of the Swiss Franc denominated Notes shall be validly given through the Swiss Principal Paying Agent by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com).

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent.

21.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in the relevant Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency (with 0.005 being rounded upwards or otherwise in accordance with applicable market convention).

22.	Redenomination, Renominalisation and Reconventioning

(a)	Application: This Condition 22 (Redenomination, Renominalisation and Reconventioning) is applicable to the Notes only if it is specified in the relevant Final Terms as being applicable.

(b)
Notice of redenomination: If the country of the Specified Currency becomes or, announces its intention to become, a Participating Member State, the relevant Issuer may, without the consent of the Noteholders and Couponholders, on giving at least 30 days prior notice to the Noteholders and the Paying Agents and having notified the Trustee prior to the giving of such notice, designate a date (the “Redenomination Date”), being an Interest Payment Date under the Notes falling on or after the date on which such country becomes a Participating Member State.

(c)	Redenomination: Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

(i)
the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount for each Note equal to the principal amount of that Note in the Specified Currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the relevant Issuer determines, with the agreement of the Trustee that the then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the relevant Issuer shall promptly notify the Noteholders and Couponholders, each listing authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the Paying Agents of such deemed amendments;

(ii)	if Notes have been issued in definitive form:

(A)
all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date (the “Euro Exchange Date”) on which the relevant Issuer gives notice (the “Euro Exchange Notice”) to the Noteholders that replacement Notes and Coupons denominated in euro are available for exchange (provided that such Notes and Coupons are available) and no payments will be made in respect thereof;

(B)
the payment obligations contained in all Notes denominated in the Specified Currency will become void on the Euro Exchange Date but all other obligations of the relevant Issuer thereunder (including the obligation to exchange such Notes in accordance with this Condition 22 (Redenomination, Renominalisation and Reconventioning)) shall remain in full force and effect; and

(C)
new Notes and Coupons denominated in euro will be issued in exchange for Notes and Coupons denominated in the Specified Currency in such manner as the Trustee may specify and as shall be notified to the Noteholders in the Euro Exchange Notice; and

(iii)
all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the principal financial centre of any Member State of the European Community.

(d)
Interest: Following redenomination of the Notes pursuant to this Condition 22 (Redenomination, Renominalisation and Reconventioning), where Notes have been issued in definitive form, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate principal amount of the Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder.

(e)
Interest Determination Date: If the Floating Rate Note Provisions are specified in the relevant Final Terms as being applicable and Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, with effect from the Redenomination Date the Interest Determination date shall be deemed to be the second TARGET2 Settlement Day before the first day of the relevant Interest Period.

23.	Governing Law and Jurisdiction

(a)	Governing law: The Notes, the Coupons and the Trust Deed, and any non-contractual obligations arising out of or in connection with them, are governed by English law.

(b)
Jurisdiction: Each of the Issuers and the Guarantor has in the Trust Deed (i) submitted irrevocably to the jurisdiction of the courts of England for the purposes of hearing and determining any suit, action or proceedings or settling any disputes arising out of or in connection with the Trust Deed, the Notes or the Coupons (including any suit, action, proceedings or disputes relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes or the Coupons); (ii) waived any objection which it might have to any such courts being nominated as the forum to hear and determine any such suit, action or proceedings or to settle any such disputes and agreed not to claim that any such court is not a convenient or appropriate forum; and (iii) designated a person in England to accept service of any process on its behalf.

(c)
Notes listed on the SWX Swiss Exchange: In addition to the submission to the courts of England, in the case of Notes denominated in Swiss Francs to be listed on the SWX Swiss Exchange, for the avoidance of doubt, each of the Issuers and the Guarantor agrees to the alternative jurisdiction of the Commercial Court of the Canton of Zurich, Switzerland with the right to appeal to the Swiss Federal Court of Justice in Lausanne, Switzerland, where the law permits. In connection with such Notes, and in connection with the Trust Deed, Syngenta Netherlands elects legal and special domicile at Syngenta Switzerland.

SCHEDULE 2

Part A

Form of Temporary Global Note

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency and amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Temporary Global Note is issued in respect of the notes (the "Notes") of [Syngenta Finance N.V./Syngenta Finance AG] (the "Issuer") described in the final terms (the "Final Terms") a copy of which is annexed hereto.  The Notes:

1.1.1	Trust Deed: are subject to, and have the benefit of, an amended and restated trust deed dated 30 September 2008 (as amended, restated or supplemented

  1 Legend to appear on every Note with a maturity of more than 365 days.

from time to time, the "Trust Deed") made between the Issuer, [Syngenta Finance N.V./Syngenta Finance AG], Syngenta AG (the "Guarantor") and BNY Corporate Trustee Services Limited as trustee (the "Trustee", which expression shall include all persons for the time being appointed trustee or trustees under the Trust Deed); and

1.1.2
Paying Agency Agreement:  are the subject of an amended and restated paying agency agreement dated 30 September 2008 (the "Paying Agency Agreement") made between the Issuer, [Syngenta Finance N.V./Syngenta Finance AG], the Guarantor, the Trustee and The Bank of New York Mellon as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes). The expression "Paying Agents" means the Principal Paying Agent and includes any additional or successor paying agents appointed from time to time in connection with the Notes.

1.2	Construction

All references in this Temporary Global Note to an agreement, instrument or other document (including the Paying Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Temporary Global Note.

1.3	References to Conditions

Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule 1 (Terms and Conditions of the Notes) to the Trust Deed, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.  Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

2.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note, in respect of each Note represented by this Temporary Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest (if any) on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that, where the provisions of Clause 4.1 or Clause 4.3 apply (but not Clause 4.2) such interest shall be payable only:

2.1
Before the Exchange Date:  in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank SA/NV ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and/or any other relevant clearing system dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto is/are delivered to the Specified Office of the Principal Paying Agent; or

2.2
Failure to exchange:  in the case of interest falling due at any time, to the extent that the Issuer has improperly failed to procure, subject as provided below, the exchange for, if Clause 4.1 applies, a Permanent Global Note (as defined below) or, if Clause 4.3 applies, Definitive Notes (as defined below), in either case of that portion of this Temporary Global Note in respect of which such interest has accrued.

3.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

4.	EXCHANGE AND DELIVERY

4.1	Permanent Global Note

If the relevant Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for a Permanent Global Note", then not earlier than 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery (free of charge to the bearer) of a Permanent Global Note (which expression has the meaning given in the Trust Deed) in accordance with the Paying Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

4.1.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note at the Specified Office of the Principal Paying Agent; and

4.1.2
Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto, during normal business hours on or after the date which is 40 days after this Temporary Global Note is issued.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or

Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

4.2	Definitive Notes; Not D Rules

If the Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specify that the C Rules are applicable or that neither the C Rules nor the D Rules are applicable, then not earlier than 40 days after the date of issue of this Temporary Global Note, the Issuer shall procure the delivery (free of charge to the bearer) of Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Paying Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached and in an aggregate principal amount equal to the principal amount of this Temporary Global Note to the bearer of this Temporary Global Note against presentation and surrender of this Temporary Global Note at the Specified Office of the Principal Paying Agent during normal business hours, on or after the expiry of the notice period specified in the relevant Final Terms.

4.3	Definitive Notes; D Rules

If the Final Terms specify the form of Notes as being "Temporary Global Note exchangeable for Definitive Notes" and also specify that the D Rules are applicable, then not earlier than 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure the delivery (free of charge to the bearer) of Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Paying Agency Agreement with Coupons and Talons (if so specified in the Final Terms) attached against:

4.3.1	Presentation and surrender: presentation and (in the case of final exchange) surrender of this Temporary Global Note at the Specified Office of the Principal Paying Agent; and

4.3.2
Certification: receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto, during normal business hours, on or after the expiry of the notice period specified in the relevant Final Terms.

The Definitive Notes so delivered from time to time shall be in an aggregate principal amount equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and received by the Principal Paying Agent; provided, however, that in no circumstances shall the aggregate principal amount of Definitive Notes so delivered exceed the initial principal amount of this Temporary Global Note.

5.	WRITING DOWN

On each occasion on which:

5.1
Permanent Global Note:  the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

5.2	Definitive Notes: Definitive Notes are delivered in exchange for this Temporary Global Note; or

5.3	Cancellation: Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 10(h) (Redemption and Purchase - Cancellation),

the Principal Paying Agent on behalf of the Issuer shall procure that (a) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (b) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a)) are noted in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

6.	PAYMENTS

6.1
All payments in respect of this Temporary Global Note shall be made against presentation and (in the case of payment of principal of the Notes in full with all interest accrued on the Notes) surrender of this Temporary Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.  On each occasion on which a payment of principal or interest is made in respect of this Temporary Global Note, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto.

6.2
Each of the persons shown in the records of Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system as being entitled to an interest in this Temporary Global Note (each an "Accountholder") must look solely to Euroclear and/or Clearstream, Luxembourg and/or such other relevant clearing system (as the case may be) for such Accountholder's share of each payment made by the Issuer or the Guarantor to the bearer of this Temporary Global Note and in relation to all other rights arising under this Temporary Global Note.  To the extent to which, and the manner in which, Accountholders may exercise any rights arising under this Temporary Global Note will be determined by the respective rules and procedures of Euroclear and Clearstream, Luxembourg and any other relevant clearing system from time to time.  For so long as the Notes are represented by this Temporary Global Note, Accountholders shall have no claim directly against the Issuer or the Guarantor in respect of payments due under the Notes and such obligations of the Issuer and the Guarantor will be discharged by payment to the bearer of this Temporary Global Note.

7.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of this Temporary Global Note.

8.	NOTICES

Notwithstanding Condition 20 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 20 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

Whilst any of the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and a permanent global note), such notice may be given by any holder of this Temporary Global Note (or this Temporary Global Note and a permanent global note) to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

9.	REDENOMINATION

If the Notes are redenominated pursuant to Condition 22 (Redenomination, Renominalisation and Reconventioning), then following redenomination;

9.1
Denominations: if Definitive Notes are required to be issued, they shall be issued at the expense of the Issuer in the denominations of euro 0.01, euro 1,000, euro 10,000. euro 100,000 and such other denominations as the Principal Paying Agent shall determine and notify to the Noteholders; and

9.2
Calculation of interest: the amount of interest due in respect of Notes represented by this Temporary Global Note will be calculated by reference to the aggregate principal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

10.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon as Principal Paying Agent.

11.	GOVERNING LAW

This Temporary Global Note and all matters arising form or connected with it, including all non-contractual obligations arising out of or in connection with this Temporary Global Note, are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

[SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG]

By:          ..................................................

[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of
The Bank of New York Mellon
as principal paying agent without
recourse, warranty or liability

By:          ..................................................
[manual signature]
(duly authorised)

Schedule 1

Payments, Exchange and Cancellation of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased or aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

Schedule 2

Form of Accountholder's Certification

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act.  As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [currency] [amount] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:    [                             ]

[name of account holder]
as, or as agent for, the beneficial owner(s)
of the Securities to which this certificate relates.

By:           ................................................................
Authorised signatory

Schedule 3

Form of Euroclear/Clearstream, Luxembourg Certification

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that

United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:    [                             ]

Euroclear Bank SA/NV
or
Clearstream Banking, société anonyme

By:          ........................................................
Authorised signatory

Part B

Form of Permanent Global Note

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]2

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________
Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

1.1	The Notes

This Global Note is issued in respect of the notes (the "Notes") of [Syngenta Finance N.V./Syngenta Finance AG] (the "Issuer") described in the Final Terms (the "Final Terms") a copy of which is annexed hereto.  The Notes:

1.1.1	Trust Deed: are subject to, and have the benefit of, an amended and restated trust deed dated 30 September 2008 (as amended, restated or supplemented from time to time, the "Trust

  2 Legend to appear on every Note with a maturity of more than 365 days.

Deed") made between the Issuer, [Syngenta Finance N.V./ Syngenta Finance AG], Syngenta AG (the "Guarantor") and BNY Corporate Trustee Services Limited as trustee (the "Trustee", which expression shall include all persons for the time being appointed trustee or trustees under the Trust Deed); and

1.1.2
Paying Agency Agreement:  are the subject of a paying agency agreement dated 30 September 2008 (the "Paying Agency Agreement") made between the Issuer, [Syngenta Finance N.V./ Syngenta Finance AG], the Guarantor, the Trustee and The Bank of New York Mellon, as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes). The expression "Paying Agents" means the Principal Paying Agent and includes any additional or successor paying agents appointed from time to time in connection with the Notes.

1.2	Construction

All references in this Global Note to an agreement, instrument or other document (including the Paying Agency Agreement and the Trust Deed) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time provided that, in the case of any amendment, supplement, replacement or novation made after the date hereof, it is made in accordance with the Conditions. Headings and sub-headings are for ease of reference only and shall not affect the construction of this Global Note.

1.3	References to Conditions

Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) hereto, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.  Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

2.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest (if any) on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

3.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

4.	EXCHANGE

This Global Note will be exchangeable, in whole but not in part only for Definitive Notes (which expression has the meaning given in the Trust Deed) in accordance with the Paying Agency Agreement:

4.1	Upon notice: on the expiry of such period of notice as may be specified in the Final Terms; or

4.2
In limited circumstances:  if the Final Terms specify "in the limited circumstances specified in the Permanent Global Note", then, unless otherwise specified in the Final Terms, in any of the following circumstances:

4.2.1
Closure of clearing systems:  Euroclear Bank SA/NV ("Euroclear") or Clearstream Banking, société anonyme, ("Clearstream, Luxembourg") or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or in fact does so and no alternative clearing system satisfactory to the Trustee is available; or

4.2.2	Event of Default: any of the circumstances described in Condition 13 (Events of Default) occurs and is continuing; or

4.2.3	Adverse tax consequences: at the option of the Issuer due to adverse tax consequences as a result of the Notes being in global form.

4.3	Option of the Issuer: if so provided in the Final Terms, at the option of the Issuer and at any time.

5.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons and Talons attached (if so specified in the Final Terms), in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office of the Principal Paying Agent during normal business hours, in the case of Clause 4.1 above, on and after the expiry of the relevant notice period, in the case of Clause 4.2.1 or Clause 4.2.2 above, 45 days after notice is given to the Issuer requesting exchange following the occurrence of an event described in Clause 4.2.1 or Clause 4.2.2 and 45 days after notice is given by the Issuer, in the case of Clause 4.2.3.

6.	WRITING DOWN

On each occasion on which:

6.1	Payment of principal: a payment of principal is made in respect of this Global Note;

6.2	Definitive Notes: Definitive Notes are delivered; or

6.3	Cancellation: Notes represented by this Global Note are to be cancelled in accordance with Condition 10(h) (Redemption and Purchase - Cancellation),

the Principal Paying Agent on behalf of the Issuer shall procure that (a) the amount of such payment and the aggregate principal amount of such Notes and (b) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a) above) are noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

7.	WRITING UP

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Principal Paying Agent on behalf of the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

8.	PAYMENTS

8.1
All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal of the Notes in full with all interest accrued on the Notes) surrender of this Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.  On each occasion on which a payment of principal or interest is made in respect of this Global Note, the Issuer shall procure that the same is noted in Schedule 1 (Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes) hereto.

8.2
Each of the persons shown in the records of Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system as being entitled to an interest in this Global Note (each an "Accountholder") must look solely to Euroclear and/or Clearstream, Luxembourg and/or such other relevant clearing system (as the case may be) for such Accountholder's share of each payment made by the Issuer or the Guarantor to the bearer of this Global Note and in relation to all other rights arising under this Global Note.  To the extent to which, and the manner in which, Accountholders may exercise any rights arising under this Global Note will be determined by the respective rules and procedures of Euroclear and Clearstream, Luxembourg and any other relevant clearing system from time to time.  For so long as the Notes are represented by this Global Note, Accountholders shall have no claim directly against the Issuer or the Guarantor in respect of payments due under the Notes and such obligations of the Issuer and the Guarantor will be discharged by payment to the bearer of this Global Note.

9.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Paying Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Definitive Notes and any related Coupons and Talons in the smallest Specified Denomination and in an aggregate principal amount equal to the principal amount of this Global Note.

10.	EXERCISE OF PUT OPTION

In order to exercise the option contained in Condition 10(d) (Redemption at the option of Noteholders) (the "Put Option"), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note and Put Option Notice, give written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised.  Any such notice shall be irrevocable and may not be withdrawn.

11.	EXERCISE OF CALL OPTION

In connection with an exercise of the option contained in Condition 10(c) (Redemption at the option of the Issuer) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions but will be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

12.	NOTICES

Notwithstanding Condition 20 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a depositary or  a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 20 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system.

Whilst any of the Notes are represented by this Global Note (or by this Global Note and a temporary global note), such notice may be given by any holder of this Global Note (or this Global Note and a temporary global note) to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

13.	REDENOMINATION

If the Notes are redenominated pursuant to Condition 22 (Redenomination, Renominalisation and Reconventioning), then following redenomination;

13.1
Denominations: if Definitive Notes are required to be issued, they shall be issued at the expense of the Issuer in the denominations of euro 0.01, euro 1,000, euro 10,000. euro 100,000 and such other denominations as the Principal Paying Agent shall determine and notify to the Noteholders; and

13.2
Calculation of interest: the amount of interest due in respect of Notes represented by this Global Note will be calculated by reference to the aggregate principal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

14.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon, as Principal Paying Agent.

15.	GOVERNING LAW

This Global Note and all matters arising from or connected with it, including all non-contractual obligations arising out of or in connection with this Global Note, are governed by English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

[SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG]

By:           ............................................................

[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date

AUTHENTICATED for and on behalf of
The Bank of New York Mellon,
as principal paying agent without
recourse, warranty or liability

By:           ............................................................
[manual signature]
(duly authorised)

Schedule 1

Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and
Cancellation of Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Amount of principal then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

Schedule 2

Terms and Conditions of the Notes

Part C

Form of Definitive Note

[On the face of the Note:]

ISIN:

[currency][denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

This Note is one of a series of notes (the "Notes") of [Syngenta Finance N.V./Syngenta Finance AG] (the "Issuer") described in the Final Terms (the "Final Terms") a copy of [the relevant particulars of] which is endorsed on this Note.  The Notes are subject to, and have the benefit of, an amended and restated trust deed dated 30 September 2008 between the Issuer, [Syngenta Finance N.V./ Syngenta Finance AG], Syngenta AG as guarantor and BNY Corporate Trustee Services Limited as trustee for the holders of the Notes from time to time.

  3 Legend to appear on every Note with a maturity of more than 365 days.

Any reference herein to the "Conditions" is to the Terms and Conditions of the Notes endorsed on this Note, as supplemented, amended and/or replaced by the Final Terms, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.  Words and expressions defined in the Conditions shall have the same meanings when used in this Note.

The Issuer, for value received, promises to pay to the bearer of this Note the Redemption Amount on the Maturity Date or on such earlier date or dates as the same may become payable in accordance with the Conditions (or to pay such other amounts of principal on such dates as may be specified in the Final Terms), and to pay interest (if any) on this Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon, as principal paying agent.

Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade):

(a)	must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and

(b)
if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.[4]

This Note and all matters arising from or connected with it, including all non-contractual obligations arising out of or in connection with this Note, are governed by English law.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

[SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG]

By:           ..............................................................

[manual or facsimile signature]
(duly authorised)

ISSUED on the Issue Date

  4 Include if the Notes (i) are Bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on the Eurolist by Euronext Amsterdam N.V., and (iv) do not qualify as commercial paper or certificates of deposit.

AUTHENTICATED for and on behalf of
The Bank of New York Mellon,
as principal paying agent without
recourse, warranty or liability

By:           .................................................................
[manual signature]
(duly authorised)

[On the reverse of the Note:]

FINAL TERMS

The following is a copy of [the relevant particulars of] the Final Terms.

TERMS AND CONDITIONS

[As set out in the Base Prospectus]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

The Bank of New York Mellon
One Canada Square
London E14 5AL

Part D

Form of Coupon

[On the face of the Coupon:]

ISIN:

[For Fixed Rate Notes]

[Syngenta Finance N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[Syngenta Finance AG
Schwarzwaldallee 215
4058 Basel
Switzerland]

[currency][amount] [fixed rate] Guaranteed Notes due [maturity]

Coupon for [currency][amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

[For Floating Rate Notes]

[Syngenta Finance N.V.]
[Syngenta Finance AG]
[currency][amount] Guaranteed Floating Rate Notes due [maturity]

This Coupon relates to a Note in the denomination of [currency] [amount].

Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Note to which this Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Coupon.  In such event, this Coupon shall become void and no payment will be made in respect hereof.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]5

[On the reverse of the Coupon:]

Principal Paying Agent:	The Bank of New York Mellon, One Canada Square, London E14 5AL

  5 Legend to appear on every Note with a maturity of more than 365 days.

Part E

Form of Talon

[On the face of the Talon:]

ISIN:

[Syngenta Finance N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[Syngenta Finance AG
Schwarzwaldallee 215
4058 Basel
Switzerland]

[currency][amount] [Fixed rate [Guaranteed/Guaranteed] Floating Rate] Notes due [maturity]
Talon for further Coupons.

On or after the maturity date of the final Coupon which is (or was at the time of issue) part of the Coupon Sheet to which this Talon is (or was at the time of issue) attached, this Talon may be exchanged at the specified office for the time being of the principal paying agent shown on the reverse of this Talon (or any successor principal paying agent appointed from time to time in accordance with the terms and conditions (the "Conditions") of the Notes to which this Talon relates) for a further Coupon Sheet (including a further Talon but excluding any Coupons in respect of which claims have already become void pursuant to the Conditions).

The Note to which this Talon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of such final Coupon.  In such event, this Talon shall become void and no Coupon will be delivered in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Talon:]

Principal Paying Agent:	The Bank of New York Mellon, One Canada Square, London E14 5AL

Part F

Form of Global Note for Swiss Franc Notes

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]6

THIS PERMANENT GLOBAL NOTE IS ISSUED IN ACCORDANCE WITH THE [SUBSCRIPTION AGREEMENT] BETWEEN [SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG], THE GUARANTOR AND THE MANAGERS NAMED THEREIN, DATED AS •, 200• .

PERMANENT GLOBAL NOTE

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

  6 Legend to appear on every Note with a maturity of more than 365 days.

This Permanent Global Note is issued in respect of a duly authorised issue of Notes (the "Notes") of [Syngenta Finance N.V./Syngenta Finance AG] (the "Issuer") described, and having the provisions specified, in the Final Terms (the "Final Terms") attached hereto.  References in this Permanent Global Note to the Terms and Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below), as modified and supplemented by the information set out in the Final Terms but, in the event of any conflict between the provisions of (a) that Schedule or (b) this Permanent Global Note and the information set out in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Terms and Conditions and the Final Terms shall bear the same meanings when used in this Permanent Global Note.  This Permanent Global Note is issued subject to, and with the benefit of, the Terms and Conditions and an amended and restated Trust Deed dated 30 September 2008 (as modified, amended and/or supplemented from time to time, the "Trust Deed") and made between the Issuer, [Syngenta Finance N.V./Syngenta Finance AG] and BNY Corporate Trustee Services Limited as trustee for the holders of the Notes.

The Issuer hereby promises to pay to the holder of this Permanent Global Note representing the Notes, upon presentation and surrender of this Permanent Global Note, the principal amount of CHF •,000,000 (• million Swiss Francs) and interest at the rate of • % per annum from •, 200•, [less Swiss withholding tax on payments which qualify as interest according to the Swiss Federal Withholding Tax law of October 13, 1965]7 in accordance with the Terms and Conditions of the Notes.

The Swiss Principal Paying Agent specified below undertakes to deposit this Permanent Global Note in favour of the Noteholders with SIS SegaInterSettle AG, in Olten, Switzerland, or with any other collective safekeeping organisation approved by the SWX Swiss Exchange until final redemption of the Notes, or if earlier until such time as this Permanent Global Note will be exchanged for definitive Notes as provided for herein below.

Upon any redemption or purchase and cancellation of the Notes represented by this Permanent Global Note, the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

This Permanent Global Note will be exchangeable for Definitive Notes only if the Swiss Principal Paying Agent should, after consultation with the Issuer, deem the printing of Definitive Notes to be necessary or useful, or if the presentation of Definitive Notes is required by Swiss or other applicable laws and regulations in connection with the enforcement of rights of Noteholders, or if the Swiss Principal Paying Agent at any time at its discretion determines to have Definitive Notes issued. Holders of the Notes will not have the right to request delivery of Definitive Notes

An exchange of this Permanent Global Note prior to the redemption in full of the Notes may be effected only against the Definitive Notes with Coupons attached.

  7 Delete in the case of Notes issued by Syngenta Finance N.V.

This Permanent Global Note is subject to the laws of England and embodies all rights under the Notes and is subject to the Terms and Conditions of the Notes.

•, •, 200•

[Syngenta Finance N.V./Syngenta Finance AG]

By:_________________________

•

[Position]

[The Issuer expressly and specifically confirms its agreement with the provisions of Condition 23(c) (Notes listed on the SWX Swiss Exchange) hereof for the purposes of, and in accordance with, Article 1 of the Protocol 1 annexed to the Convention on jurisdiction and the enforcement of judgements in civil and commercial matters signed at Lugano on 16 September 1988.

Signature][to be included if signed by Syngenta Finance N.V.]

This Permanent Global Note becomes valid only if countersigned by two authorised signatories of the Swiss Principal Paying Agent.

[Swiss Principal Paying Agent]

By:_________________________                                                                By:_________________________

SWISS SECURITY NUMBER: •                                                                /           ISIN: CH00•                                Common Code: •

ANNEX

FINAL TERMS

[To be inserted]

Part G

Form of Definitive Note for Swiss Franc Notes

FRONT OF THE NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]8

THIS NOTE IS ISSUED IN ACCORDANCE WITH THE SUBSCRIPTION AGREEMENT BETWEEN [SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG], THE GUARANTOR AND THE MANAGERS NAMED THEREIN, DATED AS •, 200•.

[SYNGENTA FINANCE N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[SYNGENTA FINANCE AG
Schwarzwaldallee 215
4058 Basel
Switzerland]
______________________

Issue of
[currency amount]
[floating/fixed rate; zero coupon; [  ]] Notes due [   ]
Issue price [   ] per cent.
_______________________

[serial number, denomination of the definitive note]
Final maturity: [     ]
Place of Repayment: [      ]
Guaranteed by: Syngenta AG (incorporated with limited liability under the laws of Switzerland)
Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

  8 Legend to appear on every Note with a maturity of more than 365 days.

Note of CHF 5,000

[Syngenta Finance N.V./Syngenta Finance AG] will pay to the holder of this Note upon presentation and surrender the amount of five thousand Swiss Francs plus additional amounts (if any) and interest at • % per annum [less Swiss withholding tax on payments which qualify as interest according to the Swiss Federal Withholding Tax law of 13 October 1965]9, in accordance with the Terms and Conditions printed on the back hereof.

Pursuant to the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), each transfer and acceptance of this Note (other than between individuals who do not act in the conduct of a profession or trade):

(a)	must be made through the mediation of either the Issuer or a Member of Euronext Amsterdam N.V.; and

(b)
if it involves its physical delivery, must be recorded in a transaction note which includes the name and address of each party, the nature of the transaction and the number and serial numbers of the Notes transferred.[10]

[Syngenta Finance N.V./Syngenta Finance AG]

•, 200•

  9 Delete in the case of Notes issued by Syngenta Finance N.V.

  10 Include if the Notes (i) are Bearer Zero Coupon Notes or other Notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen), (ii) are physically issued in the Netherlands or distributed in the Netherlands in the course of primary trading or immediately thereafter, (iii) are not admitted to trading on the Eurolist by Euronext Amsterdam N.V., and (iv) do not qualify as commercial paper or certificates of deposit.

[The Issuer expressly and specifically confirms its agreement with the provisions of Condition 23(c) (Notes listed on the SWX Swiss Exchange) hereof for the purposes of, and in accordance with, Article 1 of the Protocol 1 annexed to the Convention on jurisdiction and the enforcement of judgements in civil and commercial matters signed at Lugano on 16 September 1988.

Signature][to be included if signed by Syngenta Finance N.V.]

Part H

Form of Coupon for Swiss Franc Notes

FRONT OF THE COUPON

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]11

THIS COUPON IS ISSUED IN ACCORDANCE WITH THE SUBSCRIPTION AGREEMENT BETWEEN [SYNGENTA FINANCE N.V./SYNGENTA FINANCE AG], THE GUARANTOR AND THE MANAGERS NAMED THEREIN, DATED AS •, 200•.

[Syngenta Finance N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[Syngenta Finance AG
Schwarzwaldallee 215
4058 Basel
Switzerland]

Guaranteed by

Syngenta AG, Basel, Switzerland

[currency][amount] [rate] Guaranteed Notes due [maturity]

Coupon for [currency][amount of interest payment] due on [interest payment date].

Annual interest due •, 200•-20••                                                                CHF •.•

  11 Legend to appear on every Note with a maturity of more than 365 days.

COUPON REVERSE SIDE

This coupon is payable to the holder upon surrender at all counters in Switzerland of:

[LEAD MANAGER]

…. Further Syndicate Banks

Part I

Signature Specimen for Swiss Franc Notes

[Syngenta Finance N.V.
(a public limited company registered
with the trade register of the Chamber of Commerce
for Noordwest-Holland under number 37131823
and having its corporate seat in Amsterdam)]

[Syngenta Finance AG
Schwarzwaldallee 215
4058 Basel
Switzerland]

Guaranteed by

Syngenta AG, Basel, Switzerland

[currency][amount] [rate] Guaranteed Notes due [maturity]

Issued under: U.S.$3,000,000,000 Euro Medium Term Note Programme

Signature Specimen to be used for printing the Notes in accordance with the amended and restated Paying Agency Agreement dated • (as supplemented from time to time).

_____________________________
(Name)
(Position)

____________________________
(Name)
(Position)

SCHEDULE 3

Provisions For Meetings Of Noteholders

1.	Definitions

In this Trust Deed and the Conditions, the following expressions have the following meanings:

"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)
certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)
the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the relevant Issuer, the Guarantor and the Trustee; and

(b)
certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)
listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

"Deposited Notes" means certain specified Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of a Block Voting Instruction or a Voting Certificate;

"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)
any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)
for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

"Reserved Matter" means any proposal:

(a)
to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)
to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the relevant Issuer, the Guarantor or any other person or body corporate formed or to be formed (other than as permitted under Clause 8.3 or 8.4 of this Trust Deed);

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to modify any provision of the guarantee of the Notes (other than as permitted under Clause 8.3 or 8.4 of this Trust Deed);

(e)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(f)	to amend this definition;

"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;

"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)
that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

"Written Resolution" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

"24 hours" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"48 hours" means 2 consecutive periods of 24 hours.

2.	Issue of Voting Certificates and Block Voting Instructions

The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.  A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates.  So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting.  A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to deposit/release of Notes

Where Notes are represented by a Temporary Global Note and/or a Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Validity of Block Voting Instructions

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business.  If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	Convening of Meeting

The relevant Issuer and the Guarantor (acting together) or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.  Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	Notice

At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the relevant Issuer) and the Guarantor where the Meeting is convened by the Trustee or, where the Meeting is convened by the relevant Issuer and the Guarantor, the Trustee.  The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the relevant Issuer or the Guarantor may appoint a Chairman.  The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be one or more Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes.

9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)
in the case of any other Meeting (unless the relevant Issuer, the Guarantor and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the relevant Issuer, the Guarantor and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the relevant Issuer, the Guarantor and the Trustee;

(c)	the financial advisers of the relevant Issuer, the Guarantor and the Trustee;

(d)	the legal counsel to the relevant Issuer, the Guarantor and the Trustee and such advisers; and

(e)	any other person approved by the Meeting or the Trustee.

13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands.  Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the relevant Issuer, the Guarantor, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by him by the unit of currency in which the Notes are denominated.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

In the case of any Meeting of, or any written request pursuant to paragraph 5 by, holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 3 (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in U.S. dollars translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for U.S. dollars on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 5, the date of such request (half a U.S. dollar being rounded upwards). In such circumstances, on any poll each person present shall have the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by him (converted as above) by the unit of currency into which the Notes have been converted (as above).

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the relevant Issuer, the Guarantor the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting.  Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)
to approve any proposal by the relevant Issuer and the Guarantor (acting together) for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the relevant Issuer under or in respect of the Notes;

(c)	to approve any proposal by the Guarantor for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of the Guarantor thereunder;

(d)
(other than as permitted under Clause 8.3 or 8.4 of this Trust Deed) to approve the substitution of any person for the relevant Issuer (or any previous substitute) as principal obligor under the Notes or the substitution of any person for the Guarantor as guarantor under the Guarantee of the Notes;

(e)
to waive any breach or authorise any proposed breach by an Issuer or the Guarantor of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(f)	to remove any Trustee;

(g)	to approve the appointment of a new Trustee;

(h)
to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(i)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(j)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(k)
to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all holders

An Extraordinary Resolution shall be binding upon all Noteholders and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly.  Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the relevant Issuer, the Guarantor and the Trustee) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made.  The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein.  Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	Further regulations

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the relevant Issuer, the Guarantor or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	Several Series

The following provisions shall apply where outstanding Notes belong to more than one Series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

(b)
Business which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to an actual or potential conflict of interest between the holder of Notes or one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)
Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

(e)	In this paragraph, "business" includes (without limitation) the passing or rejection of any resolution

23.	Swiss law provisions on Noteholders meetings

Article 1157 et seq. of the Swiss Code of Obligations includes mandatory provisions on bondholders meetings which may apply in relation to meetings of holders of Notes issued by Syngenta Switzerland.

EXECUTION CLAUSES

EXECUTED as a deed by SYNGENTA FINANCE N.V.	) ) )
Authorised signatory		Peter Schreiner Daniel Michaelis

Authorised Signature

EXECUTED as a deed by SYNGENTA FINANCE AG	) ) )
Authorised signatory		Peter Schreiner Stefan Pinter

EXECUTED as a deed by SYNGENTA AG	) ) )
Authorised signatory		John Ramsay Daniel Michaelis

The common seal of BNY CORPORATE TRUSTEE SERVICES LIMITED was affixed to this Trust Deed in the presence of	) ) ) )
Authorised signatory Authorised signatory		Paul Bashford Emma Wilkes